January 21, 2000

Brocker Technology Group Ltd.
1103 Toronto Dominion Tower
10088 - 102 Avenue
Edmonton, Alberta
T5J 2Z1

Attention:        Mr. Casey J. O'Byrne
                  Chairman


Dear Mr. O'Byrne:

     Thomson Kernaghan & Co. Limited (the "Agent") understands that Brocker Technology Group Ltd. (the "Corporation") proposes to issue up to 1,800,000 special warrants (the "Special Warrants") at a price of $6.25 per Special
Warrant (the "Special Warrant Price") for maximum aggregate proceeds of $11,250,000 (the "Offering"). We understand further that the Corporation has subscribers for 872,000 of such Special Warrants (the "President's Warrants") representing an aggregate subscription price therefore of $5,450,000 (the
"President's Offering"). The difference between the Special Warrants and the President's Warrants, being 928,000 special warrants, shall be deemed to be the "TK Warrants". The difference between the Offering and the President's Offering, being $5,800,000, shall be deemed to be the "TK Offering".

     Subject to the terms and conditions set forth below, the Corporation hereby appoints the Agent as the sole and exclusive agent of the Corporation to solicit, on a best efforts basis, the TK Warrants, and the Agent hereby agrees to act as such agent. The Corporation agrees that the Agent is under no obligation to purchase any Special Warrants.

Terms and Conditions

     The terms and conditions relating to the purchase and sale of the TK Warrants are as follows:

Section 1      Special Warrants.

(1) The material attributes and characteristics of the Special Warrants shall be substantially as described herein and shall be issued pursuant to an indenture (the "Special Warrant Indenture") to be entered into between the Corporation and Montreal Trust Company of Canada (the "Trustee").

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                                      -2-


(2) Subject to the qualification below, each Special Warrant will entitle the holder thereof to acquire, without additional payment upon exercise of the Special Warrants, one common share in the capital of the Corporation. The common shares in the capital of the Corporation are herein referred to as "Shares", the Shares issuable upon exercise of the Special Warrants are referred to herein as "Underlying Common Shares".

(3) The Special Warrants will be exercisable at any time prior to the expiry time (the "Expiry Time"), being the earlier of (i) 4:00 p.m. (Edmonton time) on the first anniversary of the Closing Date (the "Anniversary Date") and 4:00 p.m. (Edmonton time) on the fifth Business Day (defined below) after the day (the "Qualification Date") on which the receipts (collectively, the "Receipts") have been issued by all of the applicable securities commissions (collectively, the "Commissions") for the final prospectus (the "Prospectus") to qualify, among other securities, the issuance of the Underlying Common Shares on exercise of the Special Warrants. For the purpose hereof, "Business Day" means any day except Saturday, Sunday or a statutory holiday in Edmonton, Alberta.

(4) In the event that the Qualification Date has not occurred by 4:00 p.m. (Edmonton time) on the day that is 120 days from the Closing Date (the "Qualification Deadline"), each holder of Special Warrants shall, upon the voluntary or deemed exercise of the Special Warrants, receive 1.1 Underlying Common Shares for each Special Warrant so exercised.

(5) If the Qualification Date has not occurred prior to the Qualification Deadline, the Corporation will continue to use its best efforts to obtain the Receipts as soon as possible thereafter.

(6) Any Special Warrants which have not been exercised by the Expiry Time will be deemed to be exercised immediately prior to the Expiry Time without further action by the holder thereof.

Section 2      Subscription Amounts.

     At the Time of Closing (defined below), the proceeds of the issue of the Special Warrants net of the Agent's aggregate commission payable hereunder and Agent's counsel's legal fees (the "Net Proceeds") will be delivered to the Corporation by the Agent by cheque payable in accordance with the direction of the Corporation of even date herewith.

Section 3      TK Offering.

(1) The Agent shall offer for sale and sell the TK Warrants to purchasers of Special Warrants ("Purchasers") in Ontario and such jurisdictions outside of Ontario in which the Special Warrants may be lawfully effected and sold (collectively the "Qualifying Jurisdictions") in compliance with all applicable securities laws and in such a manner so as not to require registration thereof or filing of a prospectus or offering memorandum with respect thereto under such laws.

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                                      -3-


     If, in the opinion of the Agent, it is necessary, the Agent will form, manage and participate in a group of sub-agents to offer and sell the TK Warrants as provided for hereunder. Each sub-agent shall be appropriately registered under the applicable securities laws of the Qualifying Jurisdiction in which such sub-agent offers and sells the TK Warrants so as to permit it to lawfully offer and sell the TK Warrants in such jurisdiction. In the event that a selling group is formed, the Agent will:

     (a) Manage the selling group as and to the extent customary in the securities industry in Canada; and

     (b) Require each member of the selling group to offer and sell the TK Warrants on the terms set forth in this Agreement.

(2) The Corporation agrees to pay to the Agent a commission (the "Agent's Commission") equal to 7% of the gross aggregate proceeds of the TK Offering and 3.5% of the President's Offering. Additionally, the Corporation shall issue to the Agent an option (the "Agent's Special Option") in substantially the form attached as Schedule 3(2)(a) hereto to acquire, for no additional consideration, a further option (the "Agent's Option") substantially in the form attached as Schedule 3(2)(b). The Agent's Option will entitle the Agent to acquire 200,000 Shares (each an "Agent's Share", collectively the "Agent's Shares") at an exercise price of $6.25 per Share for a period of two years from the Closing Date. The Agent's Commission is payable and the Agent's Special Option is to be issued by the Corporation at the Time of Closing in consideration of the services to be rendered by the Agent in connection with the Offering, which services shall include:

     (a) Acting as agent of the Corporation to solicit, on a best efforts basis, offers to purchase the TK Warrants;

     (b) Assisting in the preparation of the preliminary prospectus in respect of the Underlying Common Shares and the Agent's Option (the "Preliminary Prospectus") and the Prospectus, together with any documents supplemental thereto or any amending or supplementary prospectus or other supplemental documents or any similar document (collectively the "Supplementary Material") required to be filed under the legislation of any Qualifying Jurisdiction;

     (c) Assisting in the preparation of the form of Subscription Agreements to be entered into by the Corporation and each of the Purchasers; and

     (d) Advising the Corporation with respect to the private placement of the Special Warrants.

The Corporation hereby agrees to qualify the issue of the Agent's Option in the Prospectus.

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                                      -4-


Section 4      Representations of the Corporation.

     The Corporation represents and warrants to the Agent and the Purchasers, and acknowledges that the Agent and the Purchasers are relying upon such representations and warranties, as follows:

     (a) The Corporation is, and will at the Time of Closing be, a reporting issuer in good standing under the securities laws of Ontario and Alberta and is in compliance with the by-laws, rules and regulation of The Toronto Stock Exchange (the "Exchange") and no material change relating to the Corporation has occurred within the past 24 months with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis;

     (b) The Corporation has full corporate power and authority to undertake the Offering, to obtain the Receipts and carry out all other transactions contemplated herein, in the Special Warrant Indenture, Special Warrants, the Subscription Agreements, the Agent's Special Option and the Agent's Option (collectively, the "Documents");

     (c) As at January 21, 2000 the authorized capital of the Corporation consists of an unlimited number of Shares and an unlimited number of preferred shares issuable in series, of which 15,137,467 Shares have been duly authorized and issued and are outstanding as fully paid and non-assessable at the date hereof;

     (d) The Corporation has no associates (as defined in the Securities Act (Ontario) (the "Ontario Act") or subsidiaries ("Subsidiaries") other than as set out in Schedule 4(b);

     (e) The Corporation is the direct or indirect legal, beneficial and registered holder of all of the issued and outstanding shares of all of the Subsidiaries, except as otherwise set out in Schedule 4(b), free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands and no person has any agreement or option or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement for the purchase of all or any part of such securities, and all such securities have been validly issued and are outstanding as fully paid and non-assessable.

     (f) The Corporation and each of the Subsidiaries possess and will possess all material certificates, authority, permits and licenses issued by the appropriate state, provincial, municipal or federal regulatory agencies or bodies necessary to conduct the business now operated by such entity and such entity has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license which, if unfavourably decided, would materially and adversely affect the conduct of the business, operations, financial condition, income or future prospects of the Corporation taken as a whole;

     (g) All press releases, material change reports and other documents filed by or on behalf of the Corporation within the past 24 months with the Commissions or the Exchange were true and correct in all material respects and did not contain any misrepresentation, as at the respective dates of such filings;

     (h) The Corporation is not party to and has not granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Shares or preferred shares or securities convertible into or exchangeable for Shares or preferred shares, other than agreements, warrants and options disclosed in the Financial Statements (as defined below) or as set out in Schedule 4(h);

     (i) Each of the Documents has been, or will at the Time of Closing be, duly authorized, and with respect to each of the Documents duly executed, delivered by the Corporation and enforceable against the Corporation in accordance with its terms;

     (j) The entering into of and the performance of the transactions contemplated herein and in the other Documents, including but not limited to, the offering and sale in the Qualifying Jurisdictions of the Special Warrants and the Underlying Common Shares and the granting of the Agent's Special Option and the Agent's Option:

          (i) does not require the consent, approval, authorization, registration or qualification of or with any governmental entity, stock exchange, securities regulatory authority or other third party, except (a) such as have been obtained, and (b) such as may be required (and shall be obtained as provided in this Agreement) under applicable securities legislation; or

          (ii) Will not contravene any statute or regulation of any governmental authority which is binding on the Corporation or any Subsidiary; and

          (iii) Will not result in the breach of, or be in conflict with, or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under (a) any indenture, mortgage, deed of trust, lease, other agreement or instrument to which the Corporation, any of its Subsidiaries or any of their properties is bound, (b) the constating documents of the Corporation or any of its Subsidiaries, (c) any statute, any judgment, decree, order, rule or regulation of any court or other governmental entity or any arbitrator, stock exchange or securities regulatory authority applicable to the Corporation or any of its Subsidiaries or (d) any of its or its

                    Subsidiaries properties or assets, which could have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of the Corporation;

     (k) There are no actions, suits, proceedings, inquiries or investigations pending or, to the best of the knowledge, information and belief of the senior officers of the Corporation, threatened against or affecting the Corporation or any of its Subsidiaries at law or in equity or before or by any United States, New Zealand, Australian, Canadian or other federal, state, provincial, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which may in any way materially affect the business, properties or assets of the Corporation;

     (l) The audited annual consolidated financial statements of the Corporation as at and for the 12 month period ended March 31, 1999 and the unaudited financial statements of the Corporation as at and for the six month period ended September 30, 1999, complete and accurate copies of which are attached hereto as Schedule 4(1), (collectively, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles in Canada ("GAAP"), present fairly, the financial position of the Corporation as at March 31, 1999 and September 30, 1999, respectively, and do not contain any direct or implied statement of a material fact which is untrue on the dates of such financial statements and do not omit to state any material fact that is required by GAAP or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading;

     (m) Other than the Agent and those persons listed in Schedule 4(m) who have acted as agents for the Corporation in respect of the President's Warrants, there is no person, firm or corporation acting or purporting to act at the request of the Corporation, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein;

     (n) The Corporation and each Subsidiary is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is current and up-to-date with all filings required to be made by it and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as is presently proposed to be conducted by it and to own, lease and operate its properties and assets and, in the case of the Corporation, to execute, deliver and perform its obligations under the provisions of the Documents and the transactions contemplated thereunder;

     (o) The Corporation and each of the Subsidiaries has filed all tax returns required to be filed by it, has paid all taxes currently due and payable by it and has paid all assessments and re-assessments and all other governmental charges, penalties, interest and other fines, if any, currently due and payable by it and which are claimed by any governmental entity to be currently due and owing and adequate provisions have been made for taxes payable for any fiscal period ended for which tax returns are not yet required to be filed; there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation or any of the Subsidiaries and there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation or any of the Subsidiaries in respect of taxes, governmental charges or assessments.

     (p) The Corporation and each Subsidiary has conducted and is conducting its respective businesses in compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and possess all material certificates, authorities, permits or licences issued by the appropriate provincial, state, municipal, federal or other regulatory agency or body necessary to carry on the business currently carried on by it, is in compliance in all material respects with such certificates, authorities, permits and licences and with all laws, regulations, tariffs, rules, orders and directives material to is operation and neither the Corporation nor any of the Subsidiaries has received any notice of proceedings relating to or notice of the revocation or modification of any such certificates, authorities, permits or licences which, singly or in the aggregate, if the subject of an unfavourable decision, order, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Corporation or any Subsidiary on a consolidated basis;

     (q) Other than as disclosed in the Financial Statements, the Corporation and each of the Subsidiaries is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material assets of the Corporation and such Subsidiary, as the case may be, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever. No other rights are necessary for the conduct of the Corporation's or the Subsidiaries' business. There are no restrictions on the ability of the Corporation or the Subsidiaries to use, transfer or otherwise exploit any such rights, and neither the Corporation, nor the Subsidiaries know of any claim or basis for a claim that may affect such rights;

     (r)  Except as disclosed otherwise in the Financial Statements:

          (i) any and all agreements pursuant to which the Corporation and the Subsidiaries hold their assets are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms;

          (ii) the Corporation and the Subsidiaries are not in default of any of the provisions of any such agreements nor has any such default been alleged and such assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situate;

          (iii) all leases pursuant to which the Corporation or the Subsidiaries derive their interest in such assets are in good standing and there has been no default under any such leases; and

          (iv) all material real or other property taxes required to be paid with respect to such assets to the date hereof have been paid;

     (s)  Neither  the  Corporation  nor  any  of  the   Subsidiaries   has  any
          responsibility or obligation to pay any commission, royalty or similar payment to any person with respect to their rights;

     (t) No order, ruling or determination having the effect of or suspending the sale or ceasing the trading of securities of the Corporation has been issued and no proceedings for this purpose have been instituted or are pending, contemplated or threatened;

     (u)  Except as otherwise disclosed in the Financial Statements:

          (i) the Corporation has not paid or declared any dividends or incurred any material capital expenditure or made any commitment therefor;

          (ii) neither the Corporation nor any of the Subsidiaries has incurred any obligation or liability, direct or indirect, contingent or otherwise, except in the ordinary course of business and which is not material; and

          (iii) neither the Corporation nor any of the Subsidiaries has entered into any material transaction;

     (v) There is not, in the constating documents of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the issuance of the Special Warrants, the allotment and issuance of the Underlying Shares, the granting of the Agent's Special Option, the Agent's Option and the allotment and issuance of the Agent's Shares, the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to the holders of its Shares;

     (w) Montreal Trust Company of Canada, at its offices in Calgary has been duly appointed as the transfer agent and registrar for the Special Warrants and the Shares;

     (x) The Corporation has not withheld, and will not withhold from the Agent any material facts or material changes relating to the Corporation;

     (y) The Corporation proposes to use the net proceeds of the Offering for working capital and general corporate purposes;

     (z) At the Time of Closing, the Special Warrants to be issued and the Agent's Special Option to be granted will have been validly issued and granted by the Corporation and upon the exercise of the Special Warrants and the Agent's Special Option, the Underlying Common Shares and the Agent's Option to be issued and granted, respectively, will have been validly issued and granted, respectively as fully paid and non-assessable by the Corporation;

     (aa) The Corporation has no contingent liabilities out of the ordinary course of business which are material to it, except as disclosed in the Financial Statements;

     (bb) No  consent,   approval,   authorization,   order,   registration   or
          qualification of or with any court or governmental agency or body is required for the sale and delivery of the Special Warrants, the granting of the Agent's Special Option and the Agent's Option or the consummation by the Corporation of its respective obligations under this Agreement, except those which shall have been obtained prior to the closing of the Special Warrants;

     (cc) Other than as disclosed in the Financial Statements, neither the Corporation nor any of the Subsidiaries has approved, is contemplating, has entered into any agreement in respect of, and has knowledge of:

          (i) the purchase of any property or interest therein, the sale, transfer or other disposition of any of the properties or any interest therein currently owned, directly or indirectly, by the Corporation or such Subsidiary whether by asset sale, transfer of shares, or otherwise, except in the ordinary course of business;

          (ii)      the change of control (by sale or transfer of shares or sale
                    of  all  or   substantially   all  of  the   assets  of  the
                    Corporation) or otherwise; or

          (iii)     a  proposed  or  planned   disposition   of  shares  by  any
                    shareholder who owns, directly or indirectly, 10% or more of the issued and outstanding shares of the Corporation; and

     (dd) All necessary corporate action has been taken or will be taken by the Corporation prior to the Time of Closing to duly authorize the creation, issuance and sale of the Special Warrants and Underlying Common Shares and the granting of the Agent's Special Option, the Agent's Option and the Agent's Shares, and provided that the Corporation shall have received payment of the requisite consideration for, such Special Warrants and Underlying Common Shares and Agent's Special Option, Agent's Option and Agent's Shares will be duly and validly authorized, allotted, issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

     (ee) The TSE has conditionally approved the listing and posting of the Underlying Common Shares and the Agent's Shares for trading on the TSE as of Closing, subject only to the usual conditions relating to the filing of certain documentation on or before a date specified by the TSE, distribution of the Special Warrants and Common Shares to a minimum number of public holders and the payment of certain filing fees;

     (ff) Attached as Schedule 4(ff) is a complete and accurate list of all registered intellectual property and any application therefor used in connection with the business of the Corporation and/or the Subsidiaries (the "Intellectual Property"). The Intellectual Property is all the registered intellectual property of the Corporation and its Subsidiaries. Schedule 4(ff) lists the registered name, nature of intellectual property, registration number, date of registration, expiry date (if any) and the jurisdiction of registration;

     (gg) None of the Subsidiaries may incur or agree to incur any liability or obligation or series of obligations which individually or in the aggregate exceed NZ$100,000 without first obtaining the approval by resolution of the Board of Directors of the Corporation.

Section 5      Covenants of the Corporation.

     The Corporation hereby covenants to the Agent and the Purchasers that it will:

     (a) Fulfil all legal requirements to permit the creation, issuance, offering and sale of the Special Warrants, the Underlying Common Shares, the Agent's Special Option, the Agent's Option, the Agent's Shares, and to enable the Special Warrants to be offered for sale and sold and the Agent's Special Option granted, without the necessity of filing a prospectus or an offering memorandum under the applicable securities laws of the Qualifying Jurisdictions, to Purchasers through investment dealers or brokers registered under the applicable securities laws of the applicable Qualifying Jurisdictions who have complied with the relevant provisions of such laws;

     (b) Obtain the necessary regulatory consents from the Exchange to the Offering on such terms as are mutually acceptable to the Agent and the Corporation, acting reasonably;

     (c) Maintain the listing of the Shares, including the Underlying Common Shares, the Agent's Options and the Agent's Shares on the Exchange and to maintain its status as a reporting issuer in each Qualifying Jurisdiction for a period of three years from the Closing Date;

     (d) During the period from the date hereof to the day that is 90 days after the Qualification Date, the Corporation shall not amend the terms and conditions of the Shares or issue any additional Shares or any options warrants or contractual rights which may result in the issue of Shares, other than (i) pursuant to the exercise of securities outstanding on the date hereof, and (ii) pursuant to director or employee stock option plans established on the date hereof, without the prior written consent of the Agent, such consent not to be unreasonably withheld;

     (e) Prepare and file the Preliminary Prospectus and the Prospectus and other related documents relating to the proposed distribution of the Underlying Common Shares and the Agent's Options as required in each Qualifying Jurisdiction and use its reasonable best efforts to obtain a receipt for the Preliminary Prospectus and the Prospectus no later than the 120 days after the Closing Date in the Qualifying Jurisdictions or as the Agent and the Corporation may otherwise agree;

     (f) Resolve as soon as reasonably practicable any regulatory deficiencies in respect of the Preliminary Prospectus on a basis acceptable to the Agent and prepare, file and use its reasonable best efforts to obtain the Receipts and take all other reasonable steps and proceedings that may be necessary in order to qualify the Underlying Common Shares and the Agent's Options for distribution to the public in each Qualifying Jurisdiction as soon as possible after such regulatory comments and deficiencies have been resolved;

     (g) Prior to the filing of the Preliminary Prospectus, and prior to the filing of the Prospectus and any Supplementary Material, permit the Agent and its counsel to participate fully in the preparation of such documents and allow the Agent and its counsel to conduct all due diligence which the Agent may reasonably require to be conducted in order to fulfil its obligations under applicable securities legislation and in order to enable the Agent to execute, in an informed and responsible manner, any certificate required to be executed by the Agent in connection with the Preliminary Prospectus, the Prospectus or any Supplementary Material;

     (h) Ensure that at the time of filing of each of the Preliminary Prospectus, the Prospectus and any Supplementary Material, and at all times subsequent thereto until completion of the distribution of the Underlying Common Shares and the Agent's Options, the Preliminary Prospectus, Prospectus and any Supplementary Material fully comply with the requirements of the applicable securities laws, provided that the foregoing shall not apply with respect to statements contained in such documents relating solely to the Agent;

     (i) Deliver in Toronto, within three Business Days after the issuance of a receipt for the Preliminary Prospectus and the Prospectus, as the case may be, and within three Business Days after execution of any Supplementary Material, without charge to the Agent, as many copies of the Preliminary Prospectus, the Prospectus and any Supplementary
          Material as the Agent may request for the purposes contemplated hereunder and contemplated by applicable securities laws, and such delivery shall constitute: (A) the consent of the Corporation for the Agent and other appropriately registered investment dealers to use such documents in connection with the distribution to the Purchasers or the distribution to the public, as the case may be, of the Underlying Common Shares and the Agent's Options, subject to the provisions of applicable securities laws; and (B) the Corporation's representation and warranty to the Agent and the Purchasers that, at the time of delivery, the information and statements contained therein (except information and statements relating solely to or solely provided by the Agent) contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Offering, the Corporation, the Subsidiaries, the Special Warrants, the Underlying Common Shares and the Agent's Options;

     (j) Cause to be delivered to the Agent concurrently with the filing of the Prospectus and any Supplementary Material, comfort letters of the auditors of the Corporation, in each case dated the date of the Prospectus or the Supplementary Material to which such letter relates, addressed to the Agent and to the directors of the Corporation, in form and substance satisfactory to the Agent relating to the financial statements to be included in the Prospectus and any Supplementary Material and verifying in accordance with the Canadian Institute of Chartered Accountants Handbook the financial information, accounting data and other numerical data contained in the Prospectus or any Supplementary Material and matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus to a date not more than two Business Days prior to the date of such letter;

     (k) Immediately after the Time of Closing, file such documents as may be required under applicable securities laws relating to the private placement of the Special Warrants and the Agent's Options which, without limiting the generality of the foregoing, shall include a Form 45-501F1 as prescribed by Rule 45-501 made under the Ontario Act;

     (l) Other than a potential initial public offering in the United States for approximately US$40 million, the Corporation and/or each Subsidiary, as the case may be, shall not (i) issue or sell any Shares or financial instruments convertible or exchangeable into Shares of the Corporation and/or each Subsidiary, as the case may be, other than for purposes of employee stock options, or (ii) sell or agree to sell or otherwise dispose of all or substantially all of the assets of the Corporation or any of the Subsidiaries for a period of six months from the Closing of the Offering, without the prior consent of the Agent, such consent not to be unreasonably withheld;

     (m) In the event of any breach of the foregoing through the sale of securities or assets of the Corporation or any of the Subsidiaries to one or more buyers, the Corporation agrees to pay to the Agent forthwith following the completion of any such transaction the aggregate amount, without set off or deduction, of (a) if the Preliminary Prospectus relating to the Offering has not yet been filed, the Agents' reasonable expenses, (b) if the Preliminary Prospectus relating to the Offering has been filed, Cdn$500,000; and
          (c) if the Prospectus relating to the Offering has been filed, an amount equal to 7% of the maximum gross proceeds from the TK Offering and 3.5% of the President's Offering plus the Agent's expenses, in full satisfaction of all claims against the Corporation in this regard.

Section 6      Conditions of Closing.

     The obligations of the Agent and the Purchasers to complete the purchase of the Special Warrants shall be subject to the fulfilment before the Time of Closing of the following conditions:

     (a) The Corporation shall have obtained all requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering;

     (b) The Corporation shall have fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Time of Closing (including, without limitation, the regulatory requirements of the Exchange) in connection with the Offering;

     (c) The Corporation shall have received the final approval of the Exchange to proceed with the Offering and to issue the Special Warrants and the Agent's Special Option;

     (d) The Corporation shall have taken all necessary corporate action to authorize and approve the Documents, the issuance of the Special Warrants, the Underlying Common Shares, the Agent's Special Option, the Agent's Option, the Agent's Shares and all other matters relating thereto;

     (e) The Agent and the Purchasers shall have received at the Time of Closing a favourable legal opinion of Chamberlain Hutchison, counsel to the Corporation, or any sub-agents as applicable addressed to the Agent and each of the Purchasers, acceptable to counsel to the Agent, acting reasonably, to the effect that:

          (i) The Corporation is a corporation validly existing under the laws of the jurisdiction of its incorporation and is qualified to carry on business and own its assets under the laws of its jurisdiction of incorporation;

          (ii) The Corporation has all requisite corporate capacity, power and authority to carry on its business as now conducted by it, to own its assets and the Corporation has all requisite capacity, power and authority to execute and deliver the Documents and to perform all transactions contemplated hereby and thereby;

          (iii) The authorized capital of the Corporation consists of an unlimited number of Shares and an unlimited number of preferred shares issuable in series of which 15,137,467 Shares are issued and outstanding as fully paid and non-assessable;

          (iv) Each of the Documents other than the Agent's Option has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms and the Agent's Option has been duly authorized and when executed and delivered by the Corporation will constitute a legal, valid and binding obligation of the Corporation and will be enforceable in accordance with its terms;

          (v) All necessary corporate action has been taken by the Corporation to authorize the creation and issuance of the Special Warrants, the Agent's Special Option and the Agent's Option;

          (vi) The Special Warrants have been authorized, executed and issued by the Corporation and certified and delivered in accordance with the provisions of the Special Warrant Indenture and the Special Warrants constitute legal, valid and binding obligations of the Corporation enforceable in accordance with their terms, and are entitled to the benefit of the Special Warrant Indenture;

          (vii) The Underlying Common Shares have been allotted and reserved for issuance to the holders of the Special Warrants and upon the exercise of the Special Warrants in accordance with the terms of the Special Warrant, the Underlying Common Shares will be validly issued as fully-paid and non-assessable Shares, to the holders thereof without additional payment;

          (viii) The Agent's Special Option has been validly issued and the Agent's Option to be issued upon the exercise of the Agent's Special Option will, when issued upon the exercise of the Agent's Special Option in accordance with its terms, be validly issued to the Agent without additional payment;

          (ix) The Agent's Shares have been allotted and reserved for issuance to the holder of the Agent's Option and upon the exercise of the Agent's Option, the Agent's Shares will be validly issued as fully-paid and non-assessable Shares, to the holders thereof;

          (x) The issuance and sale of the Special Warrants are exempt, either by statute or regulation or order, from the prospectus and registration requirements of the applicable Qualifying Jurisdiction, subject to the filing of all necessary reports, certificates or undertakings and fees required to be filed under the applicable securities legislation;

          (xi) Upon the issuance of the Receipts prior to the exercise of the Special Warrants by a Purchaser, the Underlying Common Shares will not be subject to any statutory hold period under the laws of the applicable Qualifying Jurisdiction and no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained under the laws of the applicable Qualifying Jurisdiction, in connection with the first trade by the holder of the Underlying Common Shares;

          (xii) In the event that a Receipt is not issued prior to the exercise of the Special Warrants by a holder thereof, then the issue of the Underlying Common Shares will be exempt from the registration and prospectus requirements of the laws of the applicable Qualifying Jurisdiction and that such Underlying Common Shares will be subject to a statutory hold period of twelve months in Ontario and Alberta and otherwise in accordance with applicable securities legislation in the other Qualifying Jurisdictions as set forth in the opinion of local counsel therein commencing from the Closing Date;

          (xiii) In the event that issue of the Agent's Option is qualified by the Prospectus, the Agent's Shares issuable to the holder of the Agent's Option upon exercise of the Agent's Option will not be subject to any statutory hold period under the laws of the applicable Qualifying Jurisdiction and no other documents are required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations of regulatory authorities required to be obtained under the laws of the applicable Qualifying Jurisdiction, in connection with the first trade by the holder of the Agent's Shares;

          (xiv) The execution and delivery of the Documents and the performance of the transactions contemplated thereby (including the issuance and sale of the Special Warrants, the Underlying Common Shares, the Agent's Special Option, the Agent's Option, the Agent's Shares do not and will not result in a breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a breach of and do not and will not conflict with, any of the terms, conditions or provisions of the constating documents of the Corporation;

          (xv)      The form of share  certificate  for the Shares conforms with all applicable corporate legislation and Exchange requirements and have been approved by the directors of the Corporation;

          (xvi) The Corporation is a reporting issuer in good standing in Ontario and Alberta; and

          (xvii) Such other matters as the Agent may request in connection with the Offering;

          and in giving the opinions contemplated above, counsel to the Corporation shall be entitled to deliver opinions of local counsel in the Qualifying Jurisdiction, and counsel to the Corporation shall be entitled, as to matters of fact, to rely upon the representations and warranties of Purchasers contained in the Subscription Agreements, a certificate of fact of the Corporation signed by officers of the Corporation in positions to have knowledge of such facts and their accuracy and certificates of such public officials and other persons as are necessary or desirable, certificates of the Corporation's registrar and transfer agent as to the number of Shares issued and outstanding;

     (f) The Corporation has delivered to the Agent a certificate of Montreal Trust of Canada, as registrar and transfer agent of the Shares, which certifies the number of Shares issued and outstanding on the date prior to the Closing Date;

     (g) If any Special Warrants are sold in the United States, the Agent shall have received at the Time of Closing a favourable legal opinion addressed to the Agent dated the Closing Date, from U.S. counsel to the Corporation, which counsel may rely upon the covenants, representations and warranties of the Corporation and the Agent set forth in this Agreement and upon the covenants, representations and warranties of any Purchasers in the United States set forth in the Subscription Agreement applicable to U.S. Purchasers (the "U.S. Purchasers"), that no registration of the Special Warrants is required under the United States Securities Act of 1933 in connection with the issuance and sale of the Special Warrants to the U.S. Purchasers; and

     (h) The Corporation shall deliver to the Agent the documents required for delivery as set out in the closing agenda amended hereto as Schedule 6(h).

Section 7      Closing.

(1) The purchase and sale of the Special Warrants shall be completed at the offices of Stikeman, Elliott, Commerce Court West, P.O. Box 85, Suite 5300, Toronto, Ontario, at 10:00 a.m. (Toronto time) (the "Time of Closing") on January 21, 2000 or at such other time or on such other date as the Corporation and the Agent may agree (the "Closing Date").

(2) At the Time of Closing, the Corporation shall deliver to the Agent on its own behalf and on behalf of the Purchasers:

     (a)  The requisite  legal  opinions and  certificates  as  contemplated  in
          Section 6 hereof; and

     (b) Such further documentation as may be contemplated herein or as counsel to the Agent or the applicable regulatory authorities may require;

against receipt of the Net Proceeds. Certificates representing the Special Warrants purchased by the Purchasers will be delivered by the Trustee as directed by the Purchasers.

Section 8      Expenses.

     Whether or not the transactions provided for herein are completed, the Corporation shall pay all reasonable costs, fees and expenses related to the Offering of or incidental to the performance of the obligations under this Agreement including, without limitation: (i) the reasonable fees and expenses (including taxes) of the Agent's counsel, Stikeman, Elliott to a maximum of $60,000 and (ii) the Agent's reasonable out-of-pocket expenses. Such amounts payable to the Agent under this Section shall be paid by the Corporation upon release of the Net Proceeds.

Section 9      Material Changes.

(1) If after the date hereof until completion of the distribution of the Underlying Common Shares and Agent's Option:

     (a) There occurs any material change or material changes (actual, proposed or prospective) in respect of the Corporation;

     (b) There occurs any change in any material fact contained in the Preliminary Prospectus, Prospectus or any Supplementary Material; or

     (c) Any new material fact arises which would, under the applicable securities legislation, require an amendment to the Preliminary Prospectus, Prospectus or any Supplementary Material,

     the Corporation shall:

     (d) Promptly notify the Agent, in writing, providing full particulars of any such change;

     (e) If required by applicable law, prepare and deliver to each Purchaser an amendment to the Preliminary Prospectus or Prospectus, as the case may be;

     (f) File or cause to be filed with reasonable promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction, and comply with all requirements of any applicable securities legislation of such jurisdiction; and

     (g) Comply with all legal requirements necessary to continue to qualify the Underlying Common Shares and the Agent's Option for distribution in each Qualifying Jurisdiction.

(2) The Corporation shall after the date hereof until completion of the distribution of the Underlying Common Shares and the Agent's Option in good faith discuss with the Agent any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Agent pursuant to this section and shall consult the Agent with respect to the form and content of any Supplementary Material proposed to be issued or filed by the Corporation as a result of such change prior to the issuance or filing thereof.

(3)  In  this  Agreement,   the  terms  "material   change",   "material  fact",
     "misrepresentation" and "distribution" shall have the respective meanings ascribed thereto in the Ontario Act.

Section 10     Indemnities.

(1) The Corporation on behalf of itself and each of the Subsidiaries hereby covenants and agrees to protect, indemnify and hold harmless each of the Agent and its affiliates and their directors, officers, employees, solicitors and agents (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") from and against any and all expenses, losses (except for loss of profits), claims, costs, damages or liabilities which they may suffer or incur caused by or arising directly or indirectly by reason of:

     (a) Any representation or warranty made by the Corporation to the Agent or the Purchasers not being true;

     (b) Any information or statement (except any information or statement relating solely to the Agent) contained in the Preliminary Prospectus, Prospectus or any Supplementary Material being or being alleged to be a misrepresentation;

     (c) The omission to state in the Preliminary Prospectus, Prospectus or any Supplementary Material a material fact required to be stated therein or necessary to make the statements therein not misleading (except the omission to state a material fact relating solely to the Agent);

     (d) The Corporation's failure to comply with any requirement of any securities legislation or regulatory requirements of the Qualifying Jurisdictions in connection with the Offering;

     (e) Any order made or any inquiry, investigation or proceeding commenced or threatened by any regulatory authority based upon an allegation that any untrue statement or alleged omission or any misrepresentation or alleged misrepresentation in the Preliminary Prospectus, the Prospectus or any Supplementary Material exists (except information and statements relating solely to the Agent) which prevents or restricts the trading in or distribution of the Special Warrants or the Underlying Common Shares, the Agent's Special Option, the Agent's Option or the Agent's Shares;

     (f) The Corporation's failure to comply with any of its obligations hereunder; or

     (g) The performance of services rendered to the Corporation by the Agent and the Indemnified Parties hereunder or otherwise in connection with the matters referred to in this Agreement.

(2) If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expense of such counsel shall be paid by the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; or (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

(3) To the extent that any Indemnified Party is not a party to this Agreement the Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

(4) The Corporation hereby waives its right to recover contribution from the Agent with respect to any liability of the Corporation by reason of or arising out of any misrepresentation contained in the Preliminary Prospectus, the Prospectus or in any Supplementary Material; provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of any misrepresentation which is based upon or results from information relating solely to the Agent contained in such document.

(5) The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

Section 11     Contribution.

     If, for any reason, the indemnity provided for in Section 11 hereof is illegal or unenforceable or insufficient, the Corporation shall contribute to the amount paid or payable by the Agent as a result of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of Special Warrants). Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation shall not be entitled to contribution from any other party. The Agent will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against the Corporation under this section, notify the Corporation that contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this contribution agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in addition and not in derogation of any other right to contribution which the Agent may have by statute or otherwise by law.

Section 12     Termination Rights.

(1) The Agent shall be entitled, at its option, to terminate all of its obligations under this Agreement, and the obligations of any person from whom the Agent has solicited an order to purchase the Special Warrants that has executed a Subscription Agreement, by notice to that effect delivered to the Corporation prior to the Time of Closing if:

     (a) An adverse material change in the business or affairs of the Corporation or any of its Subsidiaries occurs or is announced by the Corporation;

     (b) There is an event, accident, governmental law or regulation or other occurrence of any nature which, in the opinion of the Agent, seriously affects or will seriously affect the financial markets, or the business of the Corporation or its Subsidiaries or the ability of the Agent to perform its obligations under this Agreement, or an investor's decision to purchase the Special Warrants;

     (c) Following a consideration of the history, business, products, property or affairs of the Corporation, its Subsidiaries or its principals, or of the state of the financial markets in general, or the state of the market for the Corporation's securities in particular, the Agent determines, in its sole discretion, that it is not in the interest of the Purchasers to complete the purchase and sale of the Special Warrants;

     (d) Any order to cease trading (including communicating with persons in order to obtain expressions of interest) in the securities of the Corporation is made by a competent regulatory authority and that order is still in effect;

     (e)  The Corporation is in breach of any term of this Agreement; or

     (f) The Agent determines that any of the representations or warranties made by the Corporation in this Agreement is false or has become false.

(2) If the Agent terminates this Agreement pursuant to this section, there shall be no further liability on the part of the Agent or of the Corporation to the Agent except in respect of any liability which may have arisen or may thereafter arise under Section 3(2), Section 8, Section 10 or
     Section 11 hereof.

(3) The right of the Agent to terminate its obligations under this Agreement is in addition to such other remedies as they may have or have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

Section 13     Breach of Agreement.

     Any breach of, or failure by the Corporation to comply with, any term or condition of this Agreement shall entitle the Agent, on behalf of the Purchasers of the Special Warrants, to terminate their respective obligations to purchase the Special Warrants by notice to that effect given to the Corporation prior to the Time of Closing, and there shall be no further liability on the part of the Corporation or such Agent except in respect of any liability which may have arisen or may thereafter arise under Section 3(2), Section 8, Section 10 or
Section 11Section 11 hereof. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other or subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon them.

Section 14     Right of First Refusal.

     The Corporation hereby grants to the Agent a right (the "First Right") to act as the Corporation's exclusive agent in connection with any equity offering of securities (including an offering of special warrants) of the Corporation or in connection with a sale or proposed sale by the Corporation of all or substantially all of the Corporation's assets or the entering into of any business combination by the Corporation, including any merger or acquisition, during the one year period commencing on the date hereof. The First Right shall be exercisable during a period of ten Business Days after receipt by the Agent from the Corporation of a notice outlining the proposed terms of a transaction. The terms and conditions of any retainer will be subject to separate good faith negotiations between the Corporation and the Agent, such fees to be in accordance with North American industry standards for transactions of a similar nature.

Section 15     Notices.

     Any notice under this Agreement shall be given in writing and either delivered, faxed or mailed by prepaid registered post to the party to receive such notice at the address or facsimile numbers indicated below:

     (a)  to the Corporation at:

          Brocker Technology Group Ltd.
          2150 Scotia One
          10060 Jasper Avenue
          Edmonton, Alberta
          T5J 3R8

          Attention:    Mr. Casey J. O'Byrne
                        Chairman

          Facsimile:    (780) 429-0101

     (b)  to the Agent or any Indemnified Party at:

          Thomson Kernaghan & Co. Limited
          365 Bay Street
          9th Floor
          Toronto, Ontario  M5H 2V2

          Attention:    Mr. Lionel Conacher

          Facsimile:    416-367-8055

or such other address or facsimile number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery; if such notice is faxed (with receipt confirmed), it shall be effective on the Business Day following the date such notice is faxed; if such notice is sent by mail, it shall be effective four Business Days following the date of mailing, excluding all days when normal mail service is interrupted.

Section 16     Survival.

     All representations, warranties, and agreements of the Corporation contained herein or contained in any document submitted pursuant to this Agreement or in connection with the purchase of the Special Warrants shall survive the purchase of the Special Warrants and the Agent's Special Option for a period of two years from the Time of Closing by the Purchasers and shall continue in full force and effect unaffected by any subsequent disposition or conversion of the Special Warrants and the Agent's Special Option and the Agent shall not be limited or prejudiced by any investigation made by or on behalf of the Agent in the course of the preparation of the Preliminary Prospectus, the Prospectus or any Supplementary Material or the distribution of the Special Warrants.

Section 17     Entire Agreement.

     The provisions herein contained and all agreements, instruments or other documents referred to herein constitute the entire agreement between the parties hereto and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

Section 18     Counterparts.

     This Agreement may be executed in any number of counterparts and may be executed by facsimile, all of which when taken together shall be deemed to be one and the same document and not withstanding the actual date of execution of each counterpart, this Agreement shall be deemed to be dated as of the date first above written.

Section 19     General.

     This Agreement shall be governed by and interpreted in accordance with the laws of Alberta and the laws of Canada applicable therein and time shall be of the essence hereof.

Section 20     Severability.

     If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     If the above is in accordance with your understanding, please sign and return to the Agent a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between the Corporation and the Agent.

                                        THOMSON KERNAGHAN & CO. Limited


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer

     The above offer is hereby accepted and agreed to as of the date first above written.

                                        BROCKER TECHNOLOGY GROUP LTD.


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer

                                SCHEDULE 3(2)(a)
                         FORM OF AGENT'S SPECIAL OPTION

                        AGENT'S SPECIAL OPTION TO ACQUIRE
                                 AGENT'S OPTION
                                       OF
                          BROCKER TECHNOLOGY GROUP LTD.

          (incorporated under the Business Corporations Act (Alberta))

     THIS CERTIFIES that, for value received, Thomson Kernaghan & Co. Limited (the "Agent") is the registered holder of an agent's special option (the "Agent's Special Option") granted by Brocker Technology Group Ltd. (the "Corporation") which entitles the Agent, subject to the terms and conditions set forth in this certificate, to acquire from the Corporation an option (the "Agent's Option"), for no additional consideration, at any time prior to the Time of Expiry (defined below). The Agent's Option shall entitle the Agent to acquire 200,000 fully paid and non-assessable common shares of the Corporation (each, a "Share", collectively, the "Shares") commencing on the date of issuance of the Agent's Option and continuing up to 4:00 p.m. (Edmonton time) on January 21, 2002 on payment of $6.25 per Share (the "Exercise Price"). The Agent's
Option shall be in the form attached as Schedule "B" hereto. This Agent's Special Option is being issued as partial compensation to the Agent for its or its affiliates services pursuant to an agency agreement dated January 21, 2000 between the Corporation and the Agent in connection with the issue and sale of special warrants (the "Special Warrants") of the Corporation. The Agent's Special Option will be deemed to be exercised by the Agent without any action on the part of the Agent upon the earlier of the (i) the first anniversary of the Closing Date (defined below) and (ii) the fifth business day (defined below) after the day on which all receipts have been issued by the securities regulatory authorities in the Provinces of Canada in which purchasers of Special Warrants are resident (the "Qualifying Provinces") for the final prospectus (the "Prospectus") to qualify the distribution of common shares of the Corporation and, to the extent possible, the distribution of the Agent's Option issuable upon the exercise of the Agent's Special Option (in either case the "Time of Expiry"). For the purposes hereof, "business day" means any day except Saturday, Sunday or statutory holiday in Edmonton, Alberta.

Section 1      Exercise of Agent's Special Option:

(1) Exercise. The Agent may at any time prior to the Time of Expiry exercise the Agent's Special Option by means of the completion and delivery to the Corporation, at the offices of Chamberlain Hutchison, 1103 Toronto Dominion Tower, 10088-102 Avenue, Edmonton Alberta T5J 2Z1, Attention: Andrew J. Chamberlain, of the Exercise Form in the form attached as Schedule "A" hereto. If the Agent's Special Option has not been exercised in full prior to the Time of Expiry, the unexercised portion of the Agent's Special Option will be deemed exercised by the holder thereof immediately prior to the Time of Expiry. Notwithstanding the date of exercise or deemed exercise of the Agent's Special Option, the Agent's Option shall be in respect of the Shares as constituted on January 21, 2000 (the "Closing Date") in order to ensure that the Agent's Option is subject to the adjustment provisions contained in the certificate representing the Agent's Option from the date hereof.

(2) Shares to be Reserved. The Corporation will at all times keep available, and reserve if necessary under applicable law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Agent's Option, such number of Shares as shall then be issuable upon the exercise of the Agent's Option. The Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and be issued as fully paid and non-assessable. The Corporation will take such actions as may be reasonably necessary and as are within its power to ensure that all such Shares may be so issued without violation of any applicable law or applicable requirements of any exchange upon which the common shares of the Corporation may be listed or in respect of which the common shares of the Corporation are qualified for unlisted trading privileges.

(3) Qualification. The Corporation will use its reasonable best efforts to promptly finalize and obtain all receipts for the Prospectus from the securities regulatory authorities in the Qualifying Provinces as soon as reasonably practicable.

Section 2      No Transfer.

     The   Agent's   Special   Option   evidenced   hereby  is   non-assignable,
non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the Agent.

Section 3      Replacement.

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this certificate), the Corporation will issue to the Agent a replacement certificate (containing the same terms and conditions as this certificate).

Section 4      Governing Law.

     The laws of the Province of Alberta and the laws of Canada applicable therein shall govern the Agent's Special Option.

Section 5      Successor Agent.

     This Certificate shall enure to the benefit of and shall be binding upon the Agent and the Corporation and their respective successors.

Section 6      General.

     This certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Corporation. The holding of the Agent's Special Option evidenced by this certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this certificate.

     IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

     DATED as of the _____ day of January, 2000.

                                        BROCKER TECHNOLOGY GROUP
                                        LTD.


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer

                                  SCHEDULE "A"

                                  EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the Agent's Special Option granted by Brocker Technology Group Ltd. (the "Corporation") set out below for an Agent's Option (or other property or securities subject thereto) to acquire ___________ common shares in the capital of the Corporation and directs such Agent's Option to be registered and a certificate therefor to be issued and delivered as directed below.

     DATED this ____ day of _________________, _____

                                        THOMSON KERNAGHAN & CO.
                                        LIMITED


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer


Direction as to Registration:

Name of Registered Holder:                 -------------------------------------

Address of Registered Holder               -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

Direction as to Delivery:

Name of Contact:                           -------------------------------------

Address of Contact:                        -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                  SCHEDULE "B"

                  FORM OF AGENT'S OPTION TO PURCHASE SHARES OF
                          BROCKER TECHNOLOGY GROUP LTD.

           (incorporated under the Business Corporation Act (Alberta))

     THIS CERTIFIES that, for value received, Thomson Kernaghan & Co. Limited (the "Agent") is the registered holder of an Agent's Option (the "Agent's Option") which entitles the holder, subject to the terms and conditions set forth in this Certificate, to purchase from Brocker Technology Group Ltd. (the "Corporation") up to 200,000 fully paid and non-assessable common shares of the Corporation (the "Shares") at any time commencing on the date hereof and continuing up to 4:00 p.m. (Edmonton time) on January 21, 2002 (the "Time of Expiry") on payment of $6.25 per Share (the "Exercise Price"). The number of Shares that the Agent is entitled to acquire upon exercise of the Agent's Option and payment of the Exercise Price are subject to adjustment as hereinafter provided.

Section 1      Exercise of Agent's Option.

(1) Election to Purchase. The rights evidenced by this certificate may be exercised by the Agent in whole or in part and in accordance with the provisions hereof by delivery of an Election to Exercise in substantially the form attached hereto as Exhibit "1", properly completed and executed, together with payment of the Exercise Price for the number of Shares specified in the Election to Exercise to the Corporation at the offices of Chamberlain Hutchison, 1103 Toronto Dominion Tower, 10088-102 Avenue, Edmonton, Alberta T5J 2Z1, Attention: Andrew J. Chamberlain, or such other address in Canada as may be notified in writing by the Corporation. In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Agent's Option so exercised, issue to the Agent, an Agent's Option on identical terms in respect of that number of Shares in respect of which the Agent has not exercised the rights evidenced by this certificate.

(2) Exercise. The Corporation shall, on the date it receives a duly executed Election to Exercise and the Exercise Price for the number of shares specified in the Election to Exercise (the "Exercise Date"), issue that number of Shares specified in the Election to Exercise as fully paid and non-assessable Shares of the Corporation.

(3) Certificate. As promptly as practicable after the Exercise Date and, in any event, within five business days of receipt of the Election to Exercise, the Corporation shall issue and deliver to the Agent, registered in such name or names as the Agent may direct or if no such direction has been given, in the name of the Agent, certificate(s) for the number of Shares specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Agent with respect to the number of Shares in respect of which the Agent's Option has been exercised shall cease, and the person or persons in whose name or names any certificate(s) for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

(4) Fractional Shares. Fractional shares shall not be issued and the holder shall not be entitled to any compensation or other right in lieu of fractional Shares.

(5) Corporate Changes. Subject to Section 5 hereof, if the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Agent's Option evidenced by this certificate shall be adjusted so as to apply to the securities to which the holder of that number of Shares subject to the unexercised Agent's Option would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Agent's Option immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Agent's Option would have been entitled to by reason of such Event.

(6)  Subdivision or Consolidation of Shares:

     (a) In the event the Corporation shall subdivide its outstanding common shares into a greater number of common shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding common shares of the Corporation shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased (such subdivision or consolidation being hereinafter referred to as a "Capital Reorganization").

     (b) Upon each adjustment of the Exercise Price as provided herein, the Agent shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, in lieu of the number of Shares which the Agent would have been previously entitled to acquire, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(7) Change or Reclassification of Shares. In the event the Corporation shall change or reclassify its outstanding common shares into a different class of securities, the rights evidenced by the Agent's Option shall be adjusted as follows so as to apply to the successor class of securities:

     (a) the number of the successor class of securities which the Agent shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Agent's Option immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

     (b) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Agent's Option immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in
          Section 1(7)(a) hereof.

(8) Offering to Shareholder. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Section 1(8) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders or the outstanding common shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date (any such event hereinafter being referred to as a "Rights Offering"), to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per common share or, as the case may be, having a conversion or exchange price per common share less than 95% of the Current Market Value (as defined below) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, (i) the numerator of which shall be the aggregate of (A) the number of common shares outstanding on such record date and (B) a number equal to the number arrived at by dividing the product of the number of common shares that may be purchased or subscribed for (or into which they may be converted or exchanged) multiplied by the subscription or purchase price of the common shares offered for purchase or subscription (or the conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Value, and (ii) the denominator of which shall be the aggregate of (X) the number of common shares outstanding on such record date and (Y) the number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). Common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price that would then be in effect if such record date had not been fixed or to the Exercise Price that would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(9) Special Distribution. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all the holders of common shares of:

     (a) shares of any class, whether of the Corporation or any other corporation;

     (b)  rights, options or warrants;

     (c)  evidences or indebtedness; or

     (d)  other assets or property;

     and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares of the Corporation to subscribe for or purchase common shares of the Corporation for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Value of the common shares of the Corporation on such record date (any such non-excluded event being hereinafter referred to as a "Special Distribution") the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of common shares of the Corporation outstanding on such record date by the Current Market Value of the common shares of the Corporation on such record date, exceeds (2) the fair market value (as reasonably determined by the directors of the Corporation in good faith, which determination shall be conclusive) to the holders of such shares of such Special Distribution; and (B) the denominator of which shall be the total number of common shares of the Corporation outstanding on such record date multiplied by such Current Market Value. Any common shares of the Corporation owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(10) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(11) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Agent, which notice shall state the Exercise Price and the number of Shares subject to the unexercised Agent's Option resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Agent there shall be transmitted promptly to the Agent a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

(12) Other Notice. In case at any time:

     (a) the Corporation shall declare any dividend upon its common shares payable in common shares;

     (b) the Corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of any class or other rights;

     (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then, in any one or more of such cases, the Corporation shall give to the Agent (A) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(13) Shares to be Reserved. The Corporation will at all times keep available, and reserve if necessary under Canadian law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Agent's Option, such number of Shares as shall then be issuable upon the exercise of the Agent's Option, as the case may be. The Corporation covenants and agrees that all Shares that shall be so issuable will, upon issuance, be duly authorized and, in respect of the Shares, be issued as fully paid and non-assessable. The Corporation will take such actions as may be reasonably necessary and as are within its power to ensure that all such Shares may be so issued without violation of any applicable laws or the applicable requirements of any exchange upon which the common shares of the Corporation may be listed or in respect of which such shares are qualified for unlisted trading privileges.

(14) Current Market Value. For the purposes of any computation hereunder, the "Current Market Value" at any date shall be the weighted average sale price per share for the common shares of the Corporation for the 20 consecutive trading days immediately before such date on such principal stock exchange or over-the-counter market as the common shares of the Corporation may then be listed or quoted (as the case may be), or, if the shares in respect of which a determination of Current Market Value is being made are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Current Market Value shall be determined by the firm of independent chartered accountants retained to audit the financial statements of the Corporation, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

Section 2      Replacement.

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Agent's Option Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Agent's Option Certificate), the Corporation will issue to the Agent a replacement certificate (containing the same terms and conditions as this Agent's Option Certificate).

Section 3      No Transfer of Option.

     The Agent's Option evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the Agent.

Section 4      Expiry Date.

     The Agent's Option shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 4:00 p.m. (Edmonton time) on January 21, 2002.

Section 5      Inability to Deliver Shares.

     If for any reason, other than the failure or default of the Agent, the Corporation is unable to issue and deliver the Shares or other securities as contemplated herein to the Agent upon the proper exercise by the Agent of the right to purchase any of the Shares covered by this Agent's Option Certificate, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Agent, in cash, an amount equal to the difference between the Exercise Price and the fair market value (as reasonably determined by the directors of the Corporation in good faith, which determination shall be conclusive) of such Shares or other securities on the Exercise Date.

Section 6      Governing Law.

     The laws of the Province of Alberta and the laws of Canada applicable therein shall govern the Agent's Option.

Section 7      Successor.

     This certificate shall enure to the benefit of and shall be binding upon the Agent and the Corporation and their respective successors.

Section 8      General.

     The holding of the Agent's Option evidenced by this certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this certificate.

     IN  WITNESS   WHEREOF  the  Corporation  has  caused  this  Agent's  Option
Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

     DATED as of the _____ day of _____________________, _______.

                                        BROCKER TECHNOLOGY GROUP
                                        LTD.


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer

                                    EXHIBIT 1
                              Election to Exercise

     The undersigned hereby irrevocably elects to exercise the Agent's Option granted by Brocker Technology Group Ltd. for the number of Shares (or other property or securities subject thereto) as set forth below:

     (a)  Number of Shares to be Acquired: ________________

     (b)  Exercise Price per Share: _________________

     (c)  Aggregate Purchase Price [(a) multiplied by (b)] $_________________

and hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued and delivered as directed below.

     DATED this _____ day of ___________________, _______.

                                        THOMSON KERNAGHAN & CO.
                                        LIMITED


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer


Direction as to Registration:

Name of Registered Holder:                 -------------------------------------

Address of Registered Holder               -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

Direction as to Delivery:

Name of Contact:                           -------------------------------------

Address of Contact:                        -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                SCHEDULE 3(2)(b)
                             FORM OF AGENT'S OPTION

                      AGENT'S OPTION TO PURCHASE SHARES OF
                          BROCKER TECHNOLOGY GROUP LTD.

           (incorporated under the Business Corporation Act (Alberta))

     THIS CERTIFIES that, for value received, Thomson Kernaghan & Co. Limited (the "Agent") is the registered holder of an Agent's Option (the "Agent's Option") which entitles the holder, subject to the terms and conditions set forth in this Certificate, to purchase from Brocker Technology Group Ltd. (the "Corporation") up to 200,000 fully paid and non-assessable common shares of the Corporation (the "Shares") at any time commencing on the date hereof and continuing up to 4:00 p.m. (Edmonton time) on January 21, 2002 (the "Time of Expiry") on payment of $6.25 per Share (the "Exercise Price"). The number of Shares that the Agent is entitled to acquire upon exercise of the Agent's Option and payment of the Exercise Price are subject to adjustment as hereinafter provided.

Section 9      Exercise of Agent's Option.

(1) Election to Purchase. The rights evidenced by this certificate may be exercised by the Agent in whole or in part and in accordance with the provisions hereof by delivery of an Election to Exercise in substantially the form attached hereto as Exhibit "1", properly completed and executed, together with payment of the Exercise Price for the number of Shares specified in the Election to Exercise to the Corporation at the offices of Chamberlain Hutchison, 1103 Toronto Dominion Tower, 10088-102 Avenue, Edmonton, Alberta T5J 2Z1, Attention: Andrew J. Chamberlain, or such other address in Canada as may be notified in writing by the Corporation. In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Agent's Option so exercised, issue to the Agent, an Agent's Option on identical terms in respect of that number of Shares in respect of which the Agent has not exercised the rights evidenced by this certificate.

(2) Exercise. The Corporation shall, on the date it receives a duly executed Election to Exercise and the Exercise Price for the number of shares specified in the Election to Exercise (the "Exercise Date"), issue that number of Shares specified in the Election to Exercise as fully paid and non-assessable Shares of the Corporation.

(3) Certificate. As promptly as practicable after the Exercise Date and, in any event, within five business days of receipt of the Election to Exercise, the Corporation shall issue and deliver to the Agent, registered in such name or names as the Agent may direct or if no such direction has been given, in the name of the Agent, certificate(s) for the number of Shares specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Agent with respect to the number of Shares in respect of which the Agent's Option has been exercised shall cease, and the person or persons in whose name or names any certificate(s) for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

(4) Fractional Shares. Fractional shares shall not be issued and the holder shall not be entitled to any compensation or other right in lieu of fractional Shares.

(5) Corporate Changes. Subject to Section 5 hereof, if the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Agent's Option evidenced by this certificate shall be adjusted so as to apply to the securities to which the holder of that number of Shares subject to the unexercised Agent's Option would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "Event"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Agent's Option immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Agent's Option would have been entitled to by reason of such Event.

(6)  Subdivision or Consolidation of Shares:

     (a) In the event the Corporation shall subdivide its outstanding common shares into a greater number of common shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding common shares of the Corporation shall be consolidated into a smaller number of shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased (such subdivision or consolidation being hereinafter referred to as a "Capital Reorganization").

     (b) Upon each adjustment of the Exercise Price as provided herein, the Agent shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, in lieu of the number of Shares which the Agent would have been previously entitled to acquire, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares that may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(7) Change or Reclassification of Shares. In the event the Corporation shall change or reclassify its outstanding common shares into a different class of securities, the rights evidenced by the Agent's Option shall be adjusted as follows so as to apply to the successor class of securities:

     (a) the number of the successor class of securities which the Agent shall be entitled to acquire shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Agent's Option immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and

     (b) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Agent's Option immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in
          Section 1(7)(a) hereof.

(8) Offering to Shareholder. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this Section 1(8) as the "record date") for the issuance of rights, options or warrants to all or substantially all the holders or the outstanding common shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date (any such event hereinafter being referred to as a "Rights Offering"), to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per common share or, as the case may be, having a conversion or exchange price per common share less than 95% of the Current Market Value (as defined below) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, (i) the numerator of which shall be the aggregate of (A) the number of common shares outstanding on such record date and (B) a number equal to the number arrived at by dividing the product of the number of common shares that may be purchased or subscribed for (or into which they may be converted or exchanged) multiplied by the subscription or purchase price of the common shares offered for purchase or subscription (or the conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Value, and (ii) the denominator of which shall be the aggregate of (X) the number of common shares outstanding on such record date and (Y) the number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). Common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price that would then be in effect if such record date had not been fixed or to the Exercise Price that would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

(9) Special Distribution. If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all the holders of common shares of:

     (a) shares of any class, whether of the Corporation or any other corporation;

     (b)  rights, options or warrants;

     (c)  evidences or indebtedness; or

     (d)  other assets or property;

     and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares of the Corporation to subscribe for or purchase common shares of the Corporation for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Value of the common shares of the Corporation on such record date (any such non-excluded event being hereinafter referred to as a "Special Distribution") the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of common shares of the Corporation outstanding on such record date by the Current Market Value of the common shares of the Corporation on such record date, exceeds (2) the fair market value (as reasonably determined by the directors of the Corporation in good faith, which determination shall be conclusive) to the holders of such shares of such Special Distribution; and (B) the denominator of which shall be the total number of common shares of the Corporation outstanding on such record date multiplied by such Current Market Value. Any common shares of the Corporation owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(10) Carry Over of Adjustments. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(11) Notice of Adjustment. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Agent, which notice shall state the Exercise Price and the number of Shares subject to the unexercised Agent's Option resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Agent there shall be transmitted promptly to the Agent a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

(12) Other Notice. In case at any time:

     (a) the Corporation shall declare any dividend upon its common shares payable in common shares;

     (b) the Corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of any class or other rights;

     (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

     (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

     then, in any one or more of such cases, the Corporation shall give to the Agent (A) at least 10 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(13) Shares to be Reserved. The Corporation will at all times keep available, and reserve if necessary under Canadian law, out of its authorized common shares, solely for the purpose of issue upon the exercise of the Agent's Option, such number of Shares as shall then be issuable upon the exercise of the Agent's Option, as the case may be. The Corporation covenants and agrees that all Shares that shall be so issuable will, upon issuance, be duly authorized and, in respect of the Shares, be issued as fully paid and non-assessable. The Corporation will take such actions as may be reasonably necessary and as are within its power to ensure that all such Shares may be so issued without violation of any applicable laws or the applicable requirements of any exchange upon which the common shares of the Corporation may be listed or in respect of which such shares are qualified for unlisted trading privileges.

(14) Current Market Value. For the purposes of any computation hereunder, the "Current Market Value" at any date shall be the weighted average sale price per share for the common shares of the Corporation for the 20 consecutive trading days immediately before such date on such principal stock exchange or over-the-counter market as the common shares of the Corporation may then be listed or quoted (as the case may be), or, if the shares in respect of which a determination of Current Market Value is being made are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Current Market Value shall be determined by the firm of independent chartered accountants retained to audit the financial statements of the Corporation, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

Section 10     Replacement.

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Agent's Option Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Agent's Option Certificate), the Corporation will issue to the Agent a replacement certificate (containing the same terms and conditions as this Agent's Option Certificate).

Section 11     No Transfer of Option.

     The Agent's Option evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the Agent.

Section 12     Expiry Date.

     The Agent's Option shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 4:00 p.m. (Edmonton time) on January 21, 2002.

Section 13     Inability to Deliver Shares.

     If for any reason, other than the failure or default of the Agent, the Corporation is unable to issue and deliver the Shares or other securities as contemplated herein to the Agent upon the proper exercise by the Agent of the right to purchase any of the Shares covered by this Agent's Option Certificate, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Agent, in cash, an amount equal to the difference between the Exercise Price and the fair market value (as reasonably determined by the directors of the Corporation in good faith, which determination shall be conclusive) of such Shares or other securities on the Exercise Date.

Section 14     Governing Law.

     The laws of the Province of Alberta and the laws of Canada applicable therein shall govern the Agent's Option.

Section 15     Successor.

     This certificate shall enure to the benefit of and shall be binding upon the Agent and the Corporation and their respective successors.

Section 16     General.

     The holding of the Agent's Option evidenced by this certificate shall not constitute the holder a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this certificate.

     IN  WITNESS   WHEREOF  the  Corporation  has  caused  this  Agent's  Option
Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

     DATED as of the _____ day of _____________________, _______.

                                        BROCKER TECHNOLOGY GROUP
                                        LTD.


                                        By:
                                           -------------------------------------
                                             Authorized Signing Officer

                                  SCHEDULE 3(3)
                         FORM OF SUBSCRIPTION AGREEMENT

Issue of up to 1,800,000 Special Warrants of Brocker Technology Group Ltd. at a Subscription Price of $6.25 per Special Warrant as described in the attached Term Sheet. Each Special Warrant shall entitle the holder to acquire, at no additional cost, one (1) common share, with an attributed value of $6.25 per share.

TO:  Brocker Technology Group Ltd.
     (the "Corporation")
     2150 Scotia One
     10060 Jasper Avenue
     Edmonton, Alberta
     T5J 3R8

1. Subscription: The Subscriber hereby subscribes for and agrees to purchase __________ Special Warrants of the Corporation at a price of $6.25 per Special Warrant for an aggregate subscription price of $____________ upon the terms and conditions set out herein.

2.   Acknowledgement:   In   subscribing   for  the  Special   Warrants  of  the
     Corporation, the Subscriber hereby irrevocably represents and acknowledges that:

     (a) in subscribing for the Special Warrants, I am purchasing as principal the said Special Warrants pursuant to Section 107(1)(d) of the Securities Act (Alberta) or 72(1)(d) of The Securities Act (Ontario) and that the said purchase has an aggregate acquisition cost to me of not less than $97,000 if a resident of Alberta, British Columbia or Manitoba, $100,000 if a resident of Newfoundland and $150,000 if a resident of Ontario or Quebec; and

     (b) the Corporation and its counsel are relying upon the foregoing representation and acknowledgement.

3. Representations, Warranties and Covenants: By executing this Subscription Agreement, the Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

     (a) it has been independently advised as to restrictions with respect to trading in the Special Warrants (which for purposes of this section include the Common Shares issuable upon the exercise of the Special Warrants) imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Special Warrants, the risks relating to an investment therein and of the fact that it may not be able to resell the Special Warrants except in accordance with limited exemptions under applicable securities legislation and regulatory policy.

     (b) the sale of the Special Warrants has not been qualified under the securities legislation of any province by way of prospectus, that it is purchasing the Special Warrants pursuant to an exemption contained in the securities legislation of the Province of Alberta, such exemption will exempt the Corporation from certain of the obligations of such securities legislation, and that the Special Warrants will be subject to certain restrictions on resale;

     (c) except for the Term Sheet and publicly available information, it has not received, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and reviewed by, prospective purchasers in order to assist it in making an investment decision in respect of the Special Warrants and it has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Special Warrants or any other advertisement;

     (d) if an individual, he/she is of the full age of majority and is legally competent to execute this Subscription Agreement and take all actions pursuant hereto;

     (e) this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

     (f) it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

     (g) if required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Special Warrants (including without limitation, any undertaking required by The Toronto Stock Exchange) as may be required; and

     (h) if the Subscriber is a corporation, partnership or syndicate, it has not been created solely to permit a purchase of the Special Warrants without a prospectus by groups of individuals whose individual share of the aggregate acquisition cost of the Special Warrants is less than sufficient to ensure the availability of an exemption from prospectus requirement of applicable securities legislation, and it is an entity which pre-existed the offering of the Special Warrants with a bona fide purpose other than investment in the Special Warrants.

The representations, warranties and covenants of the Subscriber shall survive the purchase by the Subscriber of the Special Warrants, without limit as to time.

4. Acceptance: The Subscriber understands that this Subscription may not be accepted by the Corporation, or may be accepted in whole or in part by the Corporation, as it may in its discretion determine.

5. Release of Funds: The subscriber acknowledges and agrees that, notwithstanding that such acceptance is conditional upon receipt of regulatory approval, upon the Corporation's acceptance of this subscription it shall be entitled to the immediate release and use of the subscriptions funds.

6. Terms of Special Warrants: The Special Warrants shall have the following terms:

     (a) Each Special Warrant shall, upon its exercise, entitle the holder to acquire one Common Share of the Corporation prior to 4:00 p.m. (Edmonton time) on the earlier of:

          (i) within 5 days of the date (the "Qualification Date"), if any, that the Corporation receives a receipt for the filing of a final prospectus that qualifies for distribution the common shares issuable upon the exercise of the Special Warrants; or

          (ii) twelve months from the date of issuance of the Special Warrants;

          the  earlier of such dates  being  herein  referred  to as the "Expiry
          Date";

     (b) Any Special Warrants not exercised prior to 4:00 p.m. (Edmonton time) on the Expiry Date shall be deemed to have been exercised as at that time, without any further action on the part of the holder;

     (c) By its acceptance of this subscription the Corporation undertakes to file, within 120 days of issuance of the Special Warrants, a preliminary prospectus to qualify the distribution of the Common Shares issuable upon the exercise of the Special Warrants and to obtain, within 150 days of issuance of the Special Warrants, a receipt for the filing of a final prospectus, provided that the Corporation reserves the right to postpone the filing of a preliminary prospectus or final prospectus if it considers it, in its unfettered discretion, in the best interests of the Corporation to do so as a result of other financings or transactions that may be carried out or contemplated by the Corporation.

     (d) If the Corporation has not filed a prospectus within 120 days of issuance of the Special Warrants, each special warrants shall upon its exercise thereafter, entitle the holder to acquire 1.1 common share of the Corporation prior to the Expiry Date.

In the event of any inconsistency or conflict between the terms of the Special Warrants set out in this Subscription Agreement and Acknowledgement and the Term Sheet attached hereto, the terms of this Subscription Agreement and Acknowledgement shall prevail.

7. Enurement: Once accepted by the Corporation, this agreement shall enure to the benefit of and be binding upon each of the Subscriber and the Corporation and their respective heirs, executors, administrators, legal representatives and successors.

8. Governing Law: This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

     IN  WITNESS  WHEREOF,   the  undersigned  has  executed  this  Subscription
Agreement and Acknowledgement as of the date specified below.


-----------------------------------    --------------------------------------
Number of Special Warrants             Name of Subscriber (please print)

                                    By:
-----------------------------------    -----------------------------------------
Aggregate Purchase Price               (Signature of or on behalf of Subscriber)
($6.25 per Special Warrant)

Dated                                  Name & Title: (if not an individual)

-----------------------------------    -----------------------------------------
                                       Address:

                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------

                                       Registration Instructions:

                                       Name:
                                       -----------------------------------------
                                       Address:
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Delivery Instructions:

                                       Address:
                                       -----------------------------------------
                                       -----------------------------------------
                                       -----------------------------------------
                                       Contact

                                       -----------------------------------------

                                            Phone No. and Area Code:

                                          --------------------------------------
                                                       Social Insurance Number:

                                          --------------------------------------


               ACCEPTED AND AGREED:
               BROCKER TECHNOLOGY GROUP LTD.
By:
               -----------------------------------------

Dated:
               -----------------------------------------


     Note: Special Warrants issued will be registered in the manner indicated above under the heading "Registration Instructions" or if same is left blank, in the manner in which the Subscriber's name and address appear hereon. Any change of Subscriber's address will be effective upon receipt of written notice thereof by the Corporation.

                                 SCHEDULE 4 (b)


Brocker Technology Group (NZ) Limited (formerly Brocker Investments (NZ) limited)

Brocker Investments (Austalia) Pty Limited

Brocker Financial Limited

Sealcorp Computer Products Limited ("Sealcorp Computer Products")

Sealcorp Telecommunications Group Limited ("Sealcorp Technologies Group")

Sealcorp Australia Pty Limited ("Sealcorp Pty Ltd. (Australia)")

Easy PC Computer Rentals Limited ("Easy PC Computer Rentals")

Image Craft Limited ("Imagecraft")

Image Craft Australia Pty Limited (formerly Parilott Pty Limited)

Industrial Communications Service Limited ("Industrial Communications Ltd.")

Photo Magic Limited ("Photo Magic")

Powercall Technologies Limited

Powercall Technologies Australia Pty Ltd.

Pritech Corporation Limited ("Pritech Corporation")

Pritech Australia Pty Limited ("Pritech Corporation Australia Pty Ltd.")

Northmark Technologies Limited

1 World Systems Limited (formerly Microchannel Limited)("1 World Systems")

Tech Support Limited

Beachlands Holdings Limited (Non-trading)("Beachland Holdings")

Candia Holdings Limited (Non-trading)("Candia Holdings")

Brocker Properties Limited (Non-trading)("Brocker Properties")

Technologis Financial Limited (Non-trading)("Technologis Finance Ltd.")

Highway Technologies Limited (20%)("Highway Technologies")

Eftpos Corporation Limited (40%)("Eftpos Corp.")

                           Legal Organisational Chart
                            Brocker Technology Group


                         [ORGANIZATIONAL CHART OMITTED]

                                 Schedule 4(h)

                    Options/Warrants/Special Warrants/Escrow


Options (unexercised)                                       1,048,000
(see attached list for details)

Warrants                                                    1,000,000
     - July 1999 (@ $1.25)

Special Warrants
          - December 1999                                   1,800,000
          - attached half warrants                            900,000
          - compensation warrants                             486,000

Escrowed Shares                                               963,602
(see below for details)


Escrowed Shares

We have outstanding 963,602 shares of our common stock held in escrow, which shares are subject to the terms of the following issued and escrow arrangements:

(a) Pursuant to an Escrow Agreement dated March 31, 1997 (the "ICS Escrow Agreement"), a total of 760,500 shares of our common stock have been deposited in escrow with Montreal Trust Company of Canada. The ICS Escrow Agreement provides that such shares may be released at the rate of one share for each $1.65 of cash generated by or from Industrial Communications Service Ltd., subject to a maximum of one-third of such shares being released each year. To date there have been no releases pursuant to the ICS Escrow Agreement.

(b) Pursuant to an Escrow Agreement dated April 1, 1997, the shares of our common stock purchased pursuant to the acquisition of the shares of commmon stock of Powercall are to be deposited in escrow. As of September 29, 1999, there are 186,317 shares of our common stock deposited in escrow to be released based on the cumulative cash generated by Powercall, using the share price at March 31, 1998.

(c) Pursuant to an Escrow Agreement dated December 24, 1997, the shares to be issued pursuant to the acquisition of NZ Online (currently Image Craft) are to be deposited in escrow. Once deposited, such shares are to be released based on cash generated by NZ Online for the years ended March 31, 1999 and March 31, 2000, using the share price as at March 31, 1998.

(d) Of the shares issued pursuant to the acquisition of Easy PC Computer Rentals Limited, 16,785 common shares are subject to escrow conditions based on cash flow generated by Easy PC Computer Rentals.

                                    OPTIONS
                                    -------

                             AS AT JANUARY 21, 2000
--------------------------------------------------------------------------------
DATE OF GRANT       NAME                NUMBER    PRICE         EXPIRY DATE
--------------------------------------------------------------------------------
July 6, 1999        Richard Justice     118,000   $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Hal Linstrom        50,000    $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Steve Hassall       50,000    $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Mike O'Brien        50,000    $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Chris Spring        31,000    $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Richard MacLean     31,000    $1.41          07/02/04
--------------------------------------------------------------------------------
July 6, 1999        Roger Carter        16,000    $1.41          07/02/04
--------------------------------------------------------------------------------
November 30, 1998   Julia Clarkson      50,000    $1.50          11/30/03
--------------------------------------------------------------------------------
January 26, 1998    Dan Hachey          50,000    $1.99          01/26/03
--------------------------------------------------------------------------------
November 20, 1997   Hal Linstrom        70,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Steve Hassall       70,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   M. O'Brien          70,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Gilliam Morgan      20,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Nigel Guthrie       20,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Chris Spring        50,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Josephine James     15,000    $1.90          11/20/02
--------------------------------------------------------------------------------
November 20, 1997   Michael Ridgway     30,000    $1.90          11/20/02
--------------------------------------------------------------------------------
December, 1996      Lori Mitchell       15,000    $1.18          01/12/01
--------------------------------------------------------------------------------
December, 1996      Gillian Morgan      25,000    $1.18          01/12/01
--------------------------------------------------------------------------------
December, 1996      Richard Preston     15,000    $1.18          01/12/01
--------------------------------------------------------------------------------
December, 1996      Casey O'Byrne       57,000    $1.31          01/12/01
--------------------------------------------------------------------------------
December, 1996      Casey O'Byrne       145,000   $1.18          01/12/01
--------------------------------------------------------------------------------
                                        1,048,000
                                        =========
--------------------------------------------------------------------------------

                                                                   Schedule 4(l)



                          BROCKER TECHNOLOGY GROUP LTD

                              FINANCIAL STATEMENTS

                  FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

BROCKER TECHNOLOGY GROUP LTD

FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


INDEX

Index                                                                     Page 1

Auditors' Report                                                          Page 2

Consolidated Balance Sheets                                               Page 3

Consolidated Statements of Earnings                                       Page 4

Consolidated Statements of Retained Earnings                              Page 5

Consolidated Statements of Cash Flows                                     Page 6

Notes to Consolidated Financial Statements                                Page 7

Auditors' report to the shareholders


We have audited the consolidated balance sheets of Brocker Technology Group Ltd as at March 31, 1999 and 1998 and the consolidated statements of earnings, retained earnings and cash flows for the YEARS then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at March 31, 1999 and 1998 and the results of its operations and the changes in its cash flows cash flows for the YEARS then ended in accordance with generally accepted accounting principles.




Chartered Accountants


/s/ KMPG  Auckland, New Zealand
August 18, 1999

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED BALANCE SHEETS

AS AT MARCH 31, 1999 AND 1998

                                                   Note             1999               1998
                                                                     $                  $
ASSETS

Current Assets
Cash                                                                  --            205,365
Accounts receivable                                           22,909,294         13,915,450
Other receivables                                   11         1,435,325          1,636,758
Inventories                                                   15,276,865          9,673,446
Prepaid expenses and deposits                                    917,009            538,610
Income taxes recoverable                                         554,538            403,334
Deferred tax asset                                               310,270            214,231
                                                            ------------       ------------

                                                              41,403,301         26,587,194

Deferred Development Costs                           5         1,252,368            490,513

Capital Assets                                       4         5,551,068          3,679,572

Investment in Associated Company                     6           604,433            263,113

Goodwill (Net of accumulated amortisation                      1,876,325          1,478,779
of $1,036,327; 1998 $779,583)                               ------------       ------------
                                                            $ 50,687,495       $ 32,499,171
                                                            ============       ============

LIABILITIES

Current Liabilities
Bank Overdraft                                                    55,433                 --
Accounts payable                                              36,648,724         17,422,333
Accrued liabilities                                            1,596,241          1,387,512
Rental finance liability                            7&8               --          1,094,464
Financing facility                                   8         3,213,122          5,827,883
Current portion of long-term debt                    8           220,028             44,303
                                                            ------------       ------------

                                                              41,733,548         25,776,495

Long-Term Debt                                       8         2,284,578            881,070
                                                            ------------       ------------

                                                              44,018,126         26,657,565
                                                            ------------       ------------
SHAREHOLDERS' EQUITY

Share Capital                                        9         5,761,721          5,367,730
Foreign Currency Translation Reserve                            (799,084)          (881,364)
Retained Earnings                                              1,706,732          1,355,240
                                                            ------------       ------------

                                                               6,669,369          5,841,606
                                                            ------------       ------------
                                                            $ 50,687,495       $ 32,499,171
                                                            ============       ============

Deferred Development Costs                           5
Investment in Associated Company                     6
Commitments                                         16
Contingencies                                       17
Subsequent Events                                   18

Signed on behalf of the Board


/s/ Michael Ridgway                      /s/ Richard Justice
---------------------------------        ---------------------------------------
Director                                 Director

Date:  August 18, 1999

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED STATEMENT OF EARNINGS

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                                 Note               1999               1998
                                                                     $                  $
Revenue
Sales                                                        133,302,640         70,811,220

Cost of Goods Sold                                           115,611,548         56,410,370
                                                            ------------       ------------

Gross Margin                                                  17,691,092         14,400,850
                                                            ------------       ------------

Operating Expenses
Depreciation and amortisation                                  2,010,703          1,692,585
Net interest expense                                           1,409,187            668,845
Salaries and commissions                                       6,348,910          6,431,431
Other operating expenses                                       7,043,157          4,225,153
                                                            ------------       ------------

Total operating expenses                                      16,811,957         13,018,014
                                                            ------------       ------------

Operating Income                                                 879,135          1,382,836

Equity accounted losses of associated company       6             91,330             79,953
                                                            ------------       ------------

Income before Income Tax Provision                               787,805          1,302,883
Income Tax Provision                               10            272,991            506,067
                                                            ------------       ------------

Net Earnings for the year                                   $    514,814       $    796,816
                                                            ============       ============


Earnings Per Common Share                           9 (d)   $       0.03       $       0.06
                                                            ============       ============

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                                           1999            1998
                                                            $               $

Retained Earnings, Beginning of the year              1,355,240         703,424

Net Earnings for the year                               514,814         796,816

Discount on redemption of preferred shares                   --          50,000

Preferred dividends paid                               (163,322)       (195,000)
                                                    -----------     -----------

Retained Earnings, End of the year                  $ 1,706,732     $ 1,355,240
                                                    ===========     ===========

BROCKER TECHNOLOGY GROUP LTD

MOVEMENTS IN FOREIGN CURRENCY TRANSLATION RESERVE

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998

                                                            1999           1998
                                                             $              $

Beginning of the year                                   (881,364)       (82,609)

Difference arising on the translation of
foreign operations                                        82,280       (798,755)
                                                       ---------      ---------

End of the year                                        $(799,084)     $(881,364)
                                                       =========      =========

BROCKER TECHNOLOGY GROUP LTD

CONSOLIDATED CASH FLOW STATEMENTS

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


                                                Note             1999             1998
                                                                  $                $
Cash flows from operating activities

Receipts from customers                                   124,528,860       62,560,393
Payments to suppliers and employees                      (119,790,928)     (59,656,639)
Interest paid                                              (1,338,547)        (463,756)
Taxation paid                                                (417,742)        (970,979)
                                                        -------------    -------------

Cash flows from operating activities              14        2,981,643        1,469,019

Cash flows from investing activities

Proceeds from the sale of capital assets                       51,597           56,814
Purchase of capital assets                                 (4,673,881)      (1,045,119)
Investment in associated company                             (428,440)        (343,066)
Purchase of subsidiaries                                     (412,566)        (523,181)
                                                        -------------    -------------

Cash flows from investing activities                       (5,463,290)      (1,854,552)

Cash flows from financing activities

Proceeds from share options exercised                          29,500          130,900
Proceeds from share warrants exercised                             --          495,000
Proceeds from mortgage finance raised                       2,428,692               --
Redemption of preferred shares                                     --         (543,049)
Repayment of mortgage finance                                 (70,745)              --
Payment of dividend on preferred shares                      (163,322)        (195,000)
                                                        -------------    -------------

Cash flows from financing activities                        2,224,125         (112,149)
                                                        -------------    -------------

Net decrease in cash equivalents                             (257,522)        (497,682)



Cash at Beginning of the year                                 205,365          602,233

Translation of cash equivalents to
reporting currency                                             (3,286)         100,814
                                                        -------------    -------------

Cash/(Overdraft) at End of the year                     $     (55,433)         205,365
                                                        =============    =============

BROCKER TECHNOLOGY GROUP LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


1.   BASIS OF PRESENTATION

     Brocker Technology Group Ltd, the Company, was incorporated under the Business Corporation Act (Alberta) on November 25, 1993, and obtained its listing on the Alberta Stock Exchange on April 14, 1994.

     On February 28, 1998 the Company transferred its listing to the Toronto Stock Exchange.

     These financial statements have been prepared in accordance with the generally accepted accounting principles of Canada.

     Brocker Technology Group Limited has chosen to adopt the changes to the accounting standards, regarding reporting of Cash Flow Statements, in these financial statements. The prior period has been restated on a comparable basis.


2.   SIGNIFICANT ACCOUNTING POLICIES

     a)   Principles of Consolidation

          The consolidated financial statements include the financial statements of the Company and all of its subsidiary companies since the dates of their acquisition. Its wholly owned subsidiaries, all of which are consolidated using the purchase method, are as follows:

             Brocker Technology Group (NZ) Limited
                (formerly Brocker Investments (NZ) Limited)
             Brocker Investments (Australia)  Pty  Limited
             Sealcorp Computer Products Limited
             Sealcorp Telecommunications Group Limited
             Sealcorp Australia Pty Limited
             Easy PC Computer Rentals Limited
             Image Craft Limited
             Image Craft Australia Pty Limited (formerly Parilott Pty Limited) Industrial Communications Service Limited
             Photo Magic Limited
             Powercall Technologies Limited
             Pritech Corporation Limited
             Pritech Australia Pty Limited
             Northmark Technologies Limited
             1 World Systems Limited (formerly Microchannel Limited)

          During  1998  Brocker   Technology  Group  Ltd  took  a  20%  founding
          shareholding in Highway Technologies Limited. This investment has been recorded using the equity method.

     b)   Goodwill

          The excess of cost over the fair value of identifiable net assets of subsidiaries acquired is recorded as goodwill and is amortised on a straight-line basis over its estimated useful life, considered to be five to ten YEARS. On an ongoing basis, management reviews the valuation and amortisation of goodwill taking into consideration any events and circumstances which might have impaired the fair value.

          Where an acquisition price is contingent on a future event or events, no additional goodwill is recognised until the final acquisition price can be reasonably determined.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)   Foreign Currency

          Foreign currency transactions are recorded at the exchange rates in effect at the date of settlement. Monetary assets and liabilities arising from trading are translated at closing rates. Gains and losses due to currency fluctuations on these items are included in the statement of earnings.

          The financial statements of foreign operations are translated to Canadian dollars using weighted average exchange rates for the year for items included in the statement of earnings, year end rates for assets and liabilities included in the balance sheet and historical rates for equity transactions. The cumulative translation adjustment represents the deferred foreign exchange gain or loss on the translation of the financial statements.

          The following rates were used in the preparation of the financial statements:

          ----------------------------------------------------------------------
                New Zealand dollar        Average rate        Rate at March 31
          ----------------------------------------------------------------------
                      1999                   0.7862                0.7976
          ----------------------------------------------------------------------
                      1998                   0.8833                0.7816
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                 Australian dollar        Average rate        Rate at March 31
          ----------------------------------------------------------------------
                      1999                   0.9318                0.9455
          ----------------------------------------------------------------------
                      1998                   1.0055                0.9408
          ----------------------------------------------------------------------

     d)   Inventories

          Inventories principally comprise finished goods and are carried at the lower of cost and net realisable value. Cost is determined on a weighted average or first in first out basis.

     e)   Capital Assets

          Capital assets are recorded at cost. Depreciation is calculated on a declining balance basis (except for leasehold improvements where a straight line basis is used) using the following rates:

                 Land                                                    0%
                 Buildings                                               2%
                 Office equipment                                       20%
                 Vehicles                                        20 and 26%
                 Furniture and fixtures                                 20%
                 Computer hardware                                20 to 30%
                 Computer software                                30 to 40%
                 Plant and Equipment                              20 to 26%
                 Leasehold improvements                        1 to 4 YEARS
                 Computer hardware held for rental             2 to 3 YEARS

     f)   Revenue recognition

          The Company earns substantially all of its revenue from the sale and delivery of products to its customers. Revenue is recorded when the products are shipped to customers.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)   Research and development expenditures

          Research costs, other than capital expenditures, are expensed as incurred. Development costs are expensed as incurred unless they meet the criteria under generally accepted accounting principles for deferral and amortisation. Deferred development costs are amortised over the expected life of the developed product, currently a maximum of three YEARS.

     h)   Deferred Income Taxes

          The Company follows the deferral method of income tax allocation such that deferred income taxes are recognised when income and expense items are reported for income tax purposes in YEARS different from those in which they are recorded for financial reporting purposes.

     i)   Earnings Per Share

          Earnings per share have been calculated based on the weighted average number of common shares outstanding. The fully diluted earnings per share have been calculated based on the assumption that all vested options would have been exercised.

          In both cases, common shares to be issued, or held in escrow, in respect of the settlement of earn-out consideration in relation to acquisitions are only taken into account in the calculation of earnings per share once the number of shares can be reasonably determined.

     j)   Use of estimates

          The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


3.   ACQUISITIONS

          1999 Acquisitions

          Pritech Corporation Limited

     On May 15, 1998 Brocker Technology Group (NZ) Limited acquired Pritech Corporation Limited for an initial cash consideration of NZ$265,620. Pritech Corporation Limited is principally involved with software consultation and knowledge management. Pritech is a Lotus Premium Partner whose target market is enterprise and government customers in New Zealand and Australia.

     The maximum purchase price payable is based on the profit earned by the company for the year ended September 30, 1998 at a four times multiple. Additional consideration, however, is only payable based on the cash earned by the company for the YEARS ended September 30, 1999 to 2000, being the earn out period. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                  1999
                                                                     $
              Net current assets                               472,515
              Capital assets                                    51,987
              Net current liabilities                         (316,893)
              Goodwill attributed                                   --
                                                              --------
              Consideration paid                               207,609

          Additional future consideration will be added to goodwill when it becomes determinable.

          1 World Systems Limited (formerly Microchannel Limited)

     On June 16, 1998 Brocker Technology Group (NZ) Limited acquired 1 World Systems Limited for an initial consideration of NZ$103,750. 1 World Systems Limited is principally involved with the distribution, implementation and support of accounting software.

     The maximum purchase price payable is based on the profit earned by the company for the year ended March 31, 1999 at a four times multiple. Additional consideration, however, is only payable based on the cash earned by the company for the YEARS ended March 31, 2000 to 2001, being the earn out period. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                  1999
                                                                     $
              Net current assets                               281,790
              Capital assets                                    43,341
              Net current liabilities                         (182,365)
              Term liabilities                                 (61,675)
              Goodwill attributed                                   --
                                                              --------
              Consideration paid                                81,091

     Additional future consideration will be added to goodwill when it becomes determinable.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


3.   ACQUISITIONS (Continued)

     QSoft Pty Limited

     On February 8, 1999 Sealcorp Australia acquired the net assets of QSoft Pty Limited for a cash consideration of AUD$150,000. QSoft is a Software Distribution company based in Brisbane Australia.

     The net assets acquired were valued at their fair value, and as a result no goodwill arose on acquisition.

     Motorola Service Contract

     During March 1999 Industrial Communications Service Limited acquired the net assets of a division of Hart Candy in order to fulfil the requirements of the Motorola Service contract awarded to the company.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                  1999
                                                                     $
         Net current assets                                      8,774
         Capital assets                                         55,677
         Net current liabilities                               (16,595)
         Goodwill attributed                                    47,856
                                                              --------
         Consideration paid                                     95,712

     1998 Acquisitions

     Powercall Technologies Limited

     On May 10, 1997 Brocker Technology Group (NZ) Limited acquired the net assets of Powercall Limited and Powercall Services Limited for an initial cash consideration of NZ$4,948 and 27,440 common shares. Powercall Technologies Limited is principally involved with the design and development of telecommunication systems.

     Total purchase price of the entity is based on the lesser of a four times multiple of the cumulative cash earned by the company for the YEARS ended March 31, 1998 to 2001 or a twelve times multiple of the profit for the year ended March 31, 2001. The purchase price is limited to a maximum of NZ$20m. An additional one year is then allowed for this price to be earned out by the company. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

     Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                  1998
                                                                     $
              Capital assets                                   180,582
              Net current liabilities                         (124,556)
              Goodwill attributed                                7,535
                                                            ----------
              Consideration paid                                63,561

     On November 30, 1998 an additional 98,416 shares were issued in relation to the acquisition of Powercall, with an attributable value of $172,228.

     Additional future consideration will be added to goodwill when it becomes determinable.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


3.   ACQUISITIONS (Continued)


     Easy PC Computer Rentals Limited

On July 10, 1997 Brocker Technology Group (NZ) Limited acquired Easy PC Computer Rentals Limited for an initial cash consideration of NZ$71,183 and 8,128 common shares. In addition an advance on the final price was paid to the previous shareholders of NZ$150,000. This amount is repayable to the Company based on the earn out details below, and is included within prepaid expenses and deposits. Easy PC Computer Rentals Limited is involved in the rental of computer equipment.

The maximum purchase price payable is based on the profit earned by the company for the year ended March 31, 1998 at a four times multiple. Additional consideration, however, is only payable based on the cash earned by the company for the years ended March 31, 1999 to 2000, being the earn out period. That is the maximum price must be subsequently earned by the company, during the earn out period, before it is payable.

Any additional consideration will be satisfied by the issue of common shares which will be held in escrow until the earn out criteria are met.

     This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                   1998
                                                                      $
          Capital assets                                        248,576
          Rental assets, externally financed (Note 7)         1,452,174
          Rental finance liability (Note 7)                  (1,452,174)
          Net current liabilities                              (253,602)
          Goodwill attributed                                    73,846
                                                           ------------
          Consideration paid                                     68,820

     On December 31, 1998 an additional 94,782 shares were issued in relation to the acquisition of Easy-PC Computer Rentals Limited, with an attributable value of $165,869.

     Additional future consideration will be added to goodwill when it becomes determinable.

     Image Craft Limited

On December 24, 1997 Brocker Technology Group (NZ) Limited acquired Image Craft Limited and its subsidiary company Parrilott Pty Limited for an initial cash consideration of NZ$500,000.

Image Craft Limited and Parrilott Pty Limited are principally involved in the design and implementation of image processing and storage equipment for the photographic industry.

This acquisition was accounted for using the purchase method. Net assets acquired and consideration paid were as follows:

                                                                  1998
                                                                     $
          Net current assets                                    65,648
          Capital assets                                       278,372
          Goodwill attributed                                   46,780
                                                              --------
          Consideration paid                                   390,800
     The maximum purchase price payable was to be based on the profit earned by the company for the year ended March 31, 1998 at a four times multiple. However, during the current year an additional consideration of NZ$159,036 was accrued in relation to the final settlement.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


4.   CAPITAL ASSETS

                                                        1999
                                      ------------------------------------------
                                                     Accumulated        Net Book
                                            Cost    Depreciation           Value

Land (Note 8a)                           622,128              --         622,128

Buildings (Note 8a)                    2,684,411          37,860       2,646,551

Office equipment
- leased                                  72,260          31,036          41,224
- non-leased                             368,147         184,704         183,443

Vehicles
- leased                                 105,285          69,380          35,905
- non-leased                             107,222          45,302          61,920

Furniture and fixtures
- leased                                  37,456           8,317          29,139
- non-leased                             464,038         172,221         291,817

Computer hardware
- non-leased                           1,750,998         901,607         849,391
- held for rental                        830,688         369,218         461,470

Computer software                        156,292          88,467          67,825

Plant and Equipment                      316,838         161,297         155,541

Leasehold improvements                   147,402          42,688         104,714
                                      ------------------------------------------
                                      $7,663,165      $2,112,097      $5,551,068
                                      ==========================================

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


4.   CAPITAL ASSETS (Continued)

                                                        1998
                                      ------------------------------------------
                                                     Accumulated        Net Book
                                            Cost    Depreciation           Value

Office equipment
- leased                                  29,598          14,039          15,559
- non-leased                             218,228          82,476         135,752

Vehicles
- leased                                  69,718          24,871          44,847
- non-leased                             138,823          74,633          64,190

Furniture and fixtures
- leased                                  35,598           4,041          31,557
- non-leased                             349,516         118,955         230,561

Computer hardware
- leased                                  15,659           2,349          13,310
- non-leased                           1,243,415         562,767         680,648
- held for rental                        360,951          75,233         285,718

Computer software                        119,265          52,745          66,520

Plant and Equipment                      247,240         150,947          96,293

Leasehold improvements                   126,156          26,851          99,305
                                      ------------------------------------------
                                       2,954,167       1,189,907       1,764,260
Computer hardware held for rental,
externally financed (Note 7)           2,786,167         870,855       1,915,312
                                      ------------------------------------------
                                      $5,740,334      $2,060,762      $3,679,572
                                      ==========================================

5.   DEFERRED DEVELOPMENT COSTS

                                                          1999             1998
                                                             $                $

     Development costs deferred as at March 31,        521,428               --

     Development costs deferred during the year        883,295          521,428
                                                    ----------       ----------
                                                     1,404,723          521,428

     Amortised as at March 31,                        (152,355)         (30,915)
                                                    ----------      -----------

     Development costs deferred as at March, 31      1,252,368          490,513
                                                    ==========       ==========

     Development costs deferred principally relate to the development of software applications.

     Management has reviewed the status of the projects to which deferred development costs relate and are satisfied that the recovery of such costs is reasonably assured. However the eventual recovery of these costs is ultimately dependent on actual sales volumes being achieved in subsequent periods and as such recovery is not certain.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


6.   INVESTMENTS

     INVESTMENT IN ASSOCIATED COMPANY

     During 1998 Brocker Technology Group (NZ) Limited took a 20% founding shareholding in Highway Technologies Limited. This company has developed new technology capable of providing transport and highway management, operation and funding solutions. The Board of Highway Technologies Limited has identified other sources of revenue in order to reduce the amount owing to Brocker Technology Group Limited. These sources include the provision of financial and technical consulting services to parties external to the Group.

     In addition to the investment, Brocker Technology Group (NZ) Limited has entered an agreement to loan Highway Technologies Limited funds during the company's establishment phase up to a maximum of NZ$1.5m. Interest is payable on these funds at 30% per annum. As at March 31, 1999 amounts advanced to Highway Technologies Limited amounted to NZ$820,220 (NZ$327,151, 1998). No interest has been accrued on the loan for the current year (NZ$60,735, 1998).

                                                           1999           1998
     Carrying value of investment                           $              $

     Initial cost of investment                          87,366         87,366
     Amounts owing from associate                       689,523        255,700
     Equity accounted losses to date                   (172,456)       (79,953)
                                                      ---------      ---------

                                                        604,433        263,113
                                                      =========        =======

     The financial position of Highway
     Technologies Limited as at
     March 31, 1999 is represented
     as follows:

     Net Current Assets*                                  3,718
     Net Current Liabilities (including amounts
     owing to Brocker Technology Group Limited
     of ($789,045, inclusive of accrued interest)      (803,523)
                                                       --------

     Net Liabilities                                   (799,805)
                                                       ========

     * All research and development expenditure has been expensed.

     Management has assessed the recoverability of the funding loan to Highway Technologies Limited, which is ultimately dependent on the future revenue stream of the software technology under development and the revenue stream from consultancy services, and are satisfied on the basis of the current status of the projects concerned that no impairment provision is required as at March 31, 1999. Management will continue to assess the need for an impairment provision in light of the actual revenues generated.

     OTHER INVESTMENTS

     During 1999 Industrial Communications Service Limited, a subsidiary of Brocker Technology Group (NZ) Limited, took a 40% shareholding in Eftpos Corporation Limited for a consideration of NZ$5,000. Eftpos Corporation Limited is a manufacturer of mobile electronic payment devices utilising cellular technology.

     Industrial Communications Service Limited has an obligation to acquire an additional 20% shareholding for a consideration of NZ$85,000 in the event profit targets, for the year ended 31 October 1999, are achieved.

     The results of this company for the year ended March 31, 1999 are not material to the Group.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


7.   RENTAL FINANCE LIABILITY

     Easy PC Computer Rentals Limited,  a subsidiary of Brocker Technology Group
     (NZ) Limited, acts as an intermediary between an independent finance company, which arranges finance for the purchase of equipment, and its customers.

     During March 1999 Easy PC Computer Rentals Limited renegotiated its Rental Recourse Dealer Deed, with the independent finance company, to ensure that all significant risk of recourse from the individual finance agreements was transferred to the independent finance company. The result of this renegotiation was to enable the company, in accordance with generally accepted accounting principles, to treat these as off-balance sheet arrangements.

     Due to the renegotiation the Group risk of recourse is limited to $167,245.

     Included within the financial statements is revenue of $910,550 ($1,075,944, 1998) in relation to income earned on these leases during the year up to the date of the renegotiation with a corresponding depreciation expense of $736,995 ($870,855, 1998) and interest charges of $173,555
     ($205,089, 1998).

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


8.   INDEBTEDNESS

                                                                                  1999             1998
a)   Long Term Debt                                                                  $                $

     Mortgage finance liability,  payable in New Zealand                     2,357,142               --
     Dollars, with a current interest rate of 6.73%, collateralised by land and buildings situated at 17 Kahika Road,
     Beachaven, Auckland, payable over  10 Years

     Less:  Current portion                                                   (183,352)              --
                                                                           -----------       ----------

                                                                             2,173,790               --

     Rental finance liability, payable in New Zealand
     dollars, with an interest rate of 16.1% per
     annum (Note 7)                                                                 --        1,915,312

     Less:  Current portion                                                         --       (1,094,464)
                                                                           -----------       ----------
     Rental finance liability payable over 1 year                                   --          820,848

     Capital lease obligations payable in New
     Zealand dollars, with interest rates ranging from
     6.6% to 14.5% per annum, collateralised by related
     assets, payable over 1 to 3 years                                          91,632           49,813

     Less:  Current portion                                                    (36,676)         (44,303)
                                                                           -----------       ----------

     Capital lease obligations payable over 1 year                              54,956            5,510

     Unsecured Term Liability, repayable in NZ$                                 55,832           54,712
                                                                           -----------       ----------

                                                                           $ 2,284,578       $  881,070
                                                                           ===========       ==========

     The total interest expense for the year in relation to long term debt, was $258,957 ($207,048, 1998).

     Capital lease obligations are repayable as follows:

                2000                        36,676
                2001                        36,821
                2002                        18,135
                                            ------
                                            91,632
                                            ======

b)   Mortgage Finance Liability                    $2,357,142         $       --
                                                   ==========         ==========

     On October 1, 1998 Brocker Technology Group (NZ) Limited purchased new premises in Auckland, New Zealand. The purchase price of NZ$3,400,000 was financed by mortgage finance of NZ$3,045,000. As at March 31, 1999 the amount remaining outstanding was $NZ 2,955,293, and is repayable as follows:

                                                                    NZ$

                  In less than 1 year                           229,880
                  1 to 2 years                                  245,837
                  2 to 3 years                                  262,902
                  3 to 4 years                                  281,152
                  4 to 5 year                                   300,668
                  5 years and over                            1,634,854
                                                              ---------
                                                              2,955,293
                                                              =========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


8.   INDEBTEDNESS (Continued)

     c)   Financing Facility                         $3,213,122       $5,827,883
                                                     ==========       ==========

          Sealcorp Computer Products Limited, Sealcorp Telecommunications Group Limited and Sealcorp Australia Pty Limited (all subsidiaries of the Company) have entered into a financing facility agreement secured by a registered first debenture over the assets and undertakings of all Group companies. As at March 31, 1999 $3,213,122 ($5,827,883, 1998)
          was outstanding under this AUD$ 16.0m facility (approximately C$15.0m). Interest rates on financing facilities have ranged from 9.95% to 13.43% during the year.

     As discussed in Note 18, subsequent to year end a new facility has been negotiated.

9.   SHARE CAPITAL

     a)  Authorised

              Unlimited number of common shares
              Unlimited number of Preferred Shares
              10,000,000 Series A Preferred Shares
                 6 1/2% cumulative

         Issued and outstanding                        1999                1998
                                                        $                   $

               Common shares                      3,353,490           2,959,499
               Series A Preferred                 2,450,000           2,450,000

               Less:  Share issue costs             (41,769)            (41,769)
                                                -----------         -----------
                                                $ 5,761,721         $ 5,367,730
                                                ===========         ===========

     As at March 31, 1999 963,602 shares were being held in escrow pursuant to Escrow Agreements which provide for the release of such shares on a performance basis. In the prior year 760,500 shares were held in escrow.

BROCKER  TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


9.   SHARE CAPITAL (Continued)

     b)   Share Transactions

                                                                    1999                            1998

          Common Shares                                      Shares          Amount          Shares         Amount
          Shares outstanding  - at March 31,             11,704,554       4,214,324      10,315,486      2,262,460

          Issue of shares for acquisition of
          Industrial Communications (Note (i))                   --              --         760,500      1,254,825

          Issue of shares for acquisition of
          Powercall Technologies Limited (Note (ii))        284,733         498,283          27,440         54,880

          Issue of shares for acquisition of Easy PC
          Computer Rentals Limited (Note (iii))             111,567         195,258           8,128         16,259

          Exercise of share warrants                         25,000          29,500         450,000        495,000

          Exercise of stock options                              --              --         143,000        130,900
                                                         ---------------------------------------------------------

          Shares issued - at March 31, 1998
                                                         12,125,854       4,937,365      11,704,545      4,214,324

          Acquisition shares held in escrow (Note(i)
          and (iii))                                       (963,602)     (1,583,875)       (760,500)    (1,254,825)
                                                         ---------------------------------------------------------

          Shares outstanding - at March 31,              11,162,252      $3,353,490      10,944,045    $ 2,959,499
                                                         =========================================================

          (i) During 1998 share script was issued in respect of the acquisition of Industrial Communications Service Limited. These shares (760,500) are currently held in escrow and are only released as earn-out provisions are achieved. These will be issued at $1.65 per share but as at March 31, 1999 no earn-out amounts have been determined, resulting in a prescribed value of nil.


          (ii) During the year shares were issued, at $1.75, in relation to the acquisition of Powercall Technologies Limited in respect to earn-out targets that were achieved. (Note 3).

                  As at March 31, 1999 186,317 of these shares were being held in escrow.


          (iii) Also during the year additional shares were issued, at $1.75 in relation to the acquisition of Easy PC Computer Rentals Limited in respect to earn-out targets that were achieved. (Note 3)

                  As at March 31, 1999 16,785 of these shares were being held in escrow.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


9.   SHARE CAPITAL (Continued)

                                                               1999                            1998

     Preferred Shares                                    Shares         Amount          Shares         Amount
     Series A shares outstanding at March 31,         2,450,000      2,450,000       3,043,049       3,043,049

     Redeemed at $1.00                                       --             --        (593,049)       (593,049)
                                                    ----------------------------------------------------------

     Series A shares outstanding at March 31,         2,450,000    $ 2,450,000       2,450,000     $ 2,450,000
                                                    ==========================================================

          In 1995 the Company acquired Brocker Investment (NZ) Limited and a liability was established in the accounts for the purchase consideration. In 1996 the liability was satisfied by the issuance of Series A preferred shares.

          No transactions, involving Preferred Shares, were conducted during the year. During 1998 593,049 shares were redeemed at $1.00 per share.

          During the year a dividend was paid at 6.5% of preferred shares outstanding at September 30, 1998.

          Any holder of preferred shares may convert their shares to fully paid common shares at the following conversion prices, which are dependent upon when the date of notice to convert is received by the Company:

          ----------------------------------------------------------------------
          Date notice received                      Conversion rate
          ----------------------------------------------------------------------
          After March 31, 1998 and on          Market value of common shares at
          or before March 31, 2000             April 1, 1998 ($1.75)
          ----------------------------------------------------------------------
          After March 31, 2000 and             Market value of common shares at
          on or before March 31, 2001          April 1, 2000
          ----------------------------------------------------------------------

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


9.9  SHARE CAPITAL (Continued)

     c)   Unexercised Options

          There are a total of 889,000 outstanding and unexercised stock options (934,000, 1998).

          Options held by the Directors of the Company (287,000, 1998) are as follows:

          ----------------------------------------------------------------
          Number of options         Exercise price           Expiry date
          ----------------------------------------------------------------
               57,000                  $1.31             November 1, 2001
          ----------------------------------------------------------------
              100,000                  $1.50             November 30, 2003
          ----------------------------------------------------------------
              150,000                  $1.18             November 1, 2001
          ----------------------------------------------------------------
               30,000                  $1.90             November 1, 2002
          ----------------------------------------------------------------
               50,000                  $1.99             January 26, 2003
          ----------------------------------------------------------------

          Options  are held by  employees  of the Group as  follows  (647,000  -
          1998):

          ----------------------------------------------------------------------
                Number of options         Exercise price           Expiry date
          ----------------------------------------------------------------------
                     12,000                  $0.30             December 31, 1999
          ----------------------------------------------------------------------
                    135,000                  $1.18             November 1, 2001
          ----------------------------------------------------------------------
                     20,000                  $1.52             April 17, 2000
          ----------------------------------------------------------------------
                    335,000                  $1.90             November 1, 2002
          ----------------------------------------------------------------------

     d)   Earnings Per Common Share

          Earnings per share has been calculated on the basis of the weighted average number of common shares outstanding for the year. Net income has been adjusted for dividends paid on preferred shares of $163,322 ($195,000, 1998).

                                                        1999            1998
--------------------------------------------------------------------------------
Weighted average number of shares                   11,012,887       10,516,318

Net income attributable to shareholders after
deduction of preference dividends                     351,492          $601,816

Basic earnings per share                                $0.03             $0.06
--------------------------------------------------------------------------------

          For the current, and previous, financial year the effect on earnings per share of the exercise of outstanding options and conversion of preferred shares, for the calculation of fully diluted earnings per share, is anti-dilutive.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


10.  INCOME TAX

                                                          1999           1998
                                                           $              $
          Expected income tax expense
           calculated at the Statutory Rate
           on Earnings before Taxation                 346,635        583,691

          Adjusted for the tax effect of:

          Amortisation of goodwill                     114,487         95,497
          Canadian parent Company losses not
           available for offset with foreign income         --         14,784
          Adjustment for foreign tax rates            (109,765)      (203,896)
          Other                                        (78,366)        15,991
                                                      --------       --------

          Income tax expense                           272,991        506,067
                                                                     ========

          Total income tax expense is made up of:

          Current taxation                             180,380        648,116
          Deferred taxation                             92,611       (142,049)
                                                      --------       --------

                                                       272,991        506,067
                                                                     ========

11.  RELATED PARTY TRANSACTIONS

     a) During the year, the Group provided an interest free short-term advance to the Chief Executive Officer of the Company. The balance outstanding at March 31, 1999 was $4,663 ($5,778, 1998). This balance is included in other receivables.

          The Chief Executive Officer has also borrowed $26,371 from the Group. Interest is currently charged on this amount at 6.5% and the loan is unsecured and is repayable on demand. The maximum amount outstanding during the year in respect of this loan was $94,817, and interest charged amounted to $7,725.

     b) The Chief Executive Officer of the Company, as at March 31, 1999, held 923,453 (1,148,453, 1998) preferred shares on which a dividend of $60,783 was paid during the year.

     c) Directors of the Company have exercised stock options. The funds required to exercise these options have been loaned to the Directors by Brocker Technology Group (NZ) Limited.

          As at March 31, 1999 the amount  outstanding  was $749,375  ($715,801,
          1998). The current market value of the shares, held as security over these loans is in excess of $1.6m. Interest of $16,692 was charged during the year. This balance is included in other receivables. The maximum amount outstanding during the year in respect of these loans was $749,375.

          The loan to each Director is repayable on demand or within 30 days of the individual ceasing to be a Director of the Company or one of its subsidiaries. The beneficial ownership of the shares are held as security over the loan, and the Company retains the right to either sell or cancel the shares to settle any outstanding amounts and the employee may not sell or transfer the shares prior to settlement of the amounts outstanding.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


11.9 RELATED PARTY TRANSACTIONS

     a) Directors, of various subsidiary companies, have advances owing to the Group as at March 31, 1999 totalling $193,124, including the NZ$150,000 advance referred to in Note 3. In all cases these Directors were shareholders of the subsidiary prior to acquisition by Brocker Technology Group (NZ) Limited. No interest is charged on the amounts outstanding and the balance is included in other receivables.

     b) A number of Group companies transact business with each other on a regular basis. These transactions are entered into on normal commercial terms and are eliminated on consolidation. See Note 13 for Intersegment revenues.

     Unless otherwise stated the maximum amount outstanding during the year was the higher of the balance at March 31, 1999 or March 31, 1998.

12.  EMPLOYEE SHARE OWNERSHIP PLAN

     In November 1996 the Company established a plan to enable a number of senior management employees to acquire stock options in the Company. Brocker Technology Group (NZ) Limited has provided financial assistance to some of these employees to exercise the options offered.

     The loan to each employee is repayable on demand or within 30 days of the individual ceasing to be an employee of the Company or one of its subsidiaries. The beneficial ownership of the shares are held as security over the loan, and the Company retains the right to either sell or cancel the shares to settle any outstanding amounts and the employee may not sell or transfer the shares prior to settlement of the amounts outstanding.

     As at March 31, 1999 the amounts outstanding in respect of these shares amounted to $84,297 ($130,855, 1998) and is included within other receivables. Interest of $13,729 was charged on these loans during the year. The current market value of the shares held as security is in excess of $600,000.

     The maximum amount outstanding during the year was $130,855.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


13.  SEGMENTED OPERATIONS

     The Group operates in two geographical segments, New Zealand and Australia. The Canadian operations shown relate to administrative items only.

--------------------------------------------------------------------------------------------------------------------
1999    ($)                                   Canada          New Zealand            Australia                 Total
--------------------------------------------------------------------------------------------------------------------
Sales                                            --           109,887,630           23,415,010           133,302,640
--------------------------------------------------------------------------------------------------------------------
Intersegment revenue                             --                18,058              (18,058)                   --
--------------------------------------------------------------------------------------------------------------------
Net profit/(loss)                                --               204,103              310,711               514,814
--------------------------------------------------------------------------------------------------------------------
Depreciation and amortisation                    --             1,894,449              116,254             2,010,703
--------------------------------------------------------------------------------------------------------------------
Net interest expense                             --             1,270,935              138,252             1,409,187
--------------------------------------------------------------------------------------------------------------------
Identifiable assets                              --            41,417,762            9,269,733            50,687,495
--------------------------------------------------------------------------------------------------------------------
Capital asset expenditure                        --             4,439,113              324,768             4,673,881
--------------------------------------------------------------------------------------------------------------------

1998    ($)                                  Canada           New Zealand            Australia                 Total
--------------------------------------------------------------------------------------------------------------------
Sales                                            --            57,281,846           13,529,374            70,811,220
--------------------------------------------------------------------------------------------------------------------
Intersegment revenue                             --                    --                   --                    --
--------------------------------------------------------------------------------------------------------------------
Net profit/(loss)                           (33,001)            1,208,407             (378,590)              796,816
--------------------------------------------------------------------------------------------------------------------
Depreciation and amortisation                    --             1,629,985               62,600             1,692,585
--------------------------------------------------------------------------------------------------------------------
Net interest expense                             --               584,070               84,775               668,845
--------------------------------------------------------------------------------------------------------------------
Identifiable assets                              --            29,923,977            2,575,194            32,499,171
--------------------------------------------------------------------------------------------------------------------
Capital asset expenditure                        --             1,007,960               37,159             1,045,119
--------------------------------------------------------------------------------------------------------------------

     The Group principally operates in four industry segments, being the divisions by which the Group is managed, as follows:

          o Distribution and sale of computer and telecommunications hardware and software ("Sales and Distribution");

          o Technical support and services for the Technology Industry ("Technical Services");

          o    Software   application   design  and  development   ("Application
               Development"); and

          o Provision of professional consulting services ("Professional Services").

     The   corporate   services   operation   shown   relates  to  the   Group's
     administrative functions in New Zealand, Australia, and Canada.

----------------------------------------------------------------------------------------------------------------------------------
                                     Sales &         Technical        Application   Professional      Corporate
1999  ($)                         Distribution       Services         Development     Services         Services         Total
----------------------------------------------------------------------------------------------------------------------------------
Sales                               124,995,192      2,661,745          2,124,378    3,519,855             1,470       133,302,640
----------------------------------------------------------------------------------------------------------------------------------
Intersegment revenue                    465,306        (38,691)           (62,525)    (364,090)               --                --
----------------------------------------------------------------------------------------------------------------------------------
Net profit/(loss)                     3,137,297         54,278           (407,056)     (65,010)       (2,204,695)          514,814
----------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortisation         1,257,971         82,843            330,630       37,252           302,007         2,010,703
----------------------------------------------------------------------------------------------------------------------------------
Net interest expense                  1,206,905         33,225            126,465        8,651            33,941         1,409,187
----------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                  49,731,409        532,667            189,390    1,100,084          (866,055)       50,687,495
----------------------------------------------------------------------------------------------------------------------------------
Capital asset expenditure               835,810        185,184            170,388      170,388         3,355,565         4,673,881
----------------------------------------------------------------------------------------------------------------------------------

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


13.  SEGMENTED OPERATIONS (Continued)

---------------------------------------------------------------------------------------------------------------------------------
                                     Sales &         Technical        Application     Professional     Corporate
1998  ($)                         Distribution       Services         Development       Services        Services            Total
---------------------------------------------------------------------------------------------------------------------------------
Sales                               67,856,803        2,331,371           623,046               --            --       70,811,220
---------------------------------------------------------------------------------------------------------------------------------
Intersegment revenue                   178,283          (12,632)         (165,651)              --            --               --
---------------------------------------------------------------------------------------------------------------------------------
Net profit/(loss)                    2,555,089          (28,671)           96,344               --    (1,825,946)         796,816
---------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortisation        1,470,999           90,513            87,274               --        43,799        1,692,585
---------------------------------------------------------------------------------------------------------------------------------
Net interest expense                   540,396           70,030             2,541               --        55,878          668,845
---------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                 33,281,993          441,775           306,213               --    (1,530,810)      32,499,171
---------------------------------------------------------------------------------------------------------------------------------
Capital asset expenditure              598,923           66,128           250,293               --       129,775        1,045,119
---------------------------------------------------------------------------------------------------------------------------------

     During 1999 the group conducted business with a single customer that accounted for revenue of $23,792,150. This revenue was generated in New Zealand by the Distribution Services segment. There were no such customers during the 1998 year.

14.  NOTES TO CASH FLOWS STATEMENT

     a)   Cash and cash equivalents

          Cash and cash equivalents consist of cash on hand and balances with banks, and investments in money market instruments. Cash and cash equivalents included in the cash flow statement are comprised solely of balances with banks.

     b)   Reconciliation of net profit and cash flow from operating activities

                                                                              1999              1998
                                                                                 $                 $
     Net Earnings for the year                              Note           514,814           796,816

     Add/(Less) non cash items:
     Depreciation and amortisation                                       1,273,748           821,730
     Depreciation on rental finance liability                  7           736,955           870,855
     Interest on rental finance liability                      7           173,555           205,089
     Income on rental finance liability                        7          (910,550)       (1,075,944)
     Loss of associated company                                             91,330            79,953
     Loss on sale of fixed assets                                           78,808            17,550
     Deferred taxation                                                      92,611           154,132
     Unrealised exchange (gain)/loss                                       (22,665)           46,558

     Impact of changes in working capital items:
     Increase in accounts receivable and prepayments                    (8,913,357)       (8,565,305)
     Increase in taxation receivable                                      (456,569)         (983,360)
     Increase in inventories                                            (5,448,644)       (4,577,815)
     Increase in accounts payable and accrued liabilities               15,771,607        13,678,760
                                                                       -----------       -----------
     Net cash flow from operating activities                             2,981,643         1,469,019
                                                                       ===========       ===========

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


15.  FINANCIAL INSTRUMENTS

     Currency Risk

     The nature of activities and management policies with respect to financial instruments are as follows:

     i)   Currency

          The Group uses a very limited number of forward exchange contracts and currency options to hedge purchases of inventory in foreign currencies. The Group's exchange rate commitments are intended to minimise the exposure to exchange rate movement risk on the cost of the Group's products and on the price it is able to sell those products to its customers. The Group does not use foreign exchange instruments for trading or any other purpose.

          No forward exchange contracts were entered into during the current financial year. During the previous financial year the average value of these contracts amounted to $1,232,000 and were entered as a hedge against New Zealand purchases made in Australian dollars.

     ii)  Concentration of credit risk

          In the normal course of business, the Group incurs credit risk from trade debtors and transactions with financial institutions. The Group has a credit policy which is used to manage the risk. As part of this policy, limits on exposure with counterparties have been set and are monitored on a regular basis. Anticipated bad debt losses have been provided for in the allowance for doubtful accounts.

          The Group has no significant concentrations of credit risk. The Group does not consider that they require any collateral or security to support financial instruments due to the quality of financial institutions and trade debtors.

     iii) Interest Rate Risk

          The Group has adopted a policy of ensuring that its exposure to changes in interest rates is on a floating rate basis.

     iv)  Fair Values

          The fair values of the Group's cash accounts and other receivables, bank, indebtedness, accounts payable, accrued liabilities and lease obligations approximate their carrying values given their short term nature. The carrying value of the demand debenture and capital leases, as disclosed in note 8, also approximate their fair value as do amounts owing by shareholders.


16.  COMMITMENTS

     a) Brocker Technology Group (NZ) Limited has entered into a number of acquisitions where the final acquisition price is dependent on the occurrence of future events. This contingent purchase price is calculated based on cash flow earned for a given period, and is settled by way of shares issued but held in escrow.

          Shares are released from escrow based on cash flows, as defined with each party, earned by the subsidiary over a varying number of years following acquisition, being the "earn-out" period.

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


16.  COMMITMENTS (Continued)

          As at March 31, 1999 the following earn-outs were in existence.

              Subsidiary                         Acquisition  price and earn-out
                                                 provisions
              -----------------------------------------------------------------
              Industrial Communications
              Service Limited                    Maximum     purchase     price
                                                 established  and shares issued
                                                 and held in escrow (refer Note
                                                 9)

                                                 Earn-out based on defined cash
                                                 flow earned in financial years
                                                 ended  March  31,  1998 - 1999
              -----------------------------------------------------------------
              Powercall Technologies Limited     Shares  to be held  in  escrow
                                                 based  on the  lessor  of four
                                                 times the cumulative cash flow
                                                 earned  for  the  years  ended
                                                 March  31,  1998  to  2001  or
                                                 twelve  times  profit  for the
                                                 year  ended  March  31,  2001,
                                                 limited  to  NZ$20m.  Earn-out
                                                 based  on  defined  cash  flow
                                                 earned  in   financial   years
                                                 ended  March  31,  1998 - 2002
                                                 (Note 3).
              -----------------------------------------------------------------
              Easy PC Computer Rentals Limited   Shares  to be held  in  escrow
                                                 based on cash flow  earned for
                                                 the year ended March 31, 1998.
                                                 Earn-out based on defined cash
                                                 flow earned in financial years
                                                 ended  March  31,  1999 - 2000
                                                 (Note 3).
              -----------------------------------------------------------------
              Pritech Corporation Limited        Shares  to be held  in  escrow
                                                 based on cash flow  earned for
                                                 the year ended  September  30,
                                                 1998.    Earn-out   based   on
                                                 defined  cash  flow  earned in
                                                 financial      years     ended
                                                 September   30,  1999  -  2000
                                                 (Note 3).

              -----------------------------------------------------------------
              1 World Systems Limited            Shares  to be held  in  escrow
                                                 based on cash flow  earned for
                                                 the year ended March 31, 1999.
                                                 Earn-out based on defined cash
                                                 flow earned in financial years
                                                 ended  March  31,  2001 - 2002
                                                 (Note 3).
              -----------------------------------------------------------------

     b) Industrial Communications Service Limited has an obligation to acquire an additional 20% shareholding of Eftpos Corporation Limited for a consideration of NZ$85,000 in the event that profit targets, for the year ended 31 October 1999, are achieved.

     c)   Group   companies   operate  from  leased   premises  and  have  other
          obligations under operating leases requiring annual repayments as follows:

                       2000                     $467,652
                       2001                     $382,624
                       2002                     $309,829
                       2003                     $150,140
                       Thereafter                     --

BROCKER TECHNOLOGY GROUP LTD

FOR THE YEARS ENDED MARCH 31, 1999 AND 1998


17.  CONTINGENT LIABILITIES

     In the general course of business disputes may arise with customers and other third parties. The Directors consider adequate provision has been made for all such instances.

18.  SUBSEQUENT EVENTS

     a) Subsequent to the year end, the company has successfully renegotiated its financing arrangements with the National Bank of New Zealand. This increased NZ$20m facility provides the Group's New Zealand and Australian operations greater access to funds at a lower net cost. This facility will be secured over the Group's assets.

     b) Also subsequent to year end the Group acquired Tech Support Limited. No cash consideration has been paid, to date, the maximum of which is limited to NZ$45,000.

     c) Also subsequent to March 31, 1999 the Company completed a fully subscribed private placement of 1,000,000 units to raise proceeds of $1,070,000. Each unit is comprised of one common share and one non-transferable share purchase warrant entitling the purchase of one additional common share at a price of $1.25 until January 16, 2002.

19.  UNCERTAINTY DUE TO YEAR 2000 ISSUE

     The year 2000 Issue arises because many computerised systems use two digits rather that four to identify a year. Date-sensitive systems may recognise the year 2000 as 1900 or as some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failures which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

                                                                   Schedule 4(l)

                          BROCKER TECHNOLOGY GROUP LTD

                              FINANCIAL STATEMENTS

                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999

BROCKER TECHNOLOGY GROUP LTD
CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 1999 AND 1998

                                                          1999             1998
                                                             $                $
ASSETS
Current Assets
Cash                                                   194,753        1,283,039
Other receivables                                   21,401,823       16,861,428
Inventories                                          1,798,862        1,754,405
Prepaid expenses and deposits                        1,056,381          545,940
Income taxes recoverable                               643,366          265,469
Deferred tax asset                                     314,162          222,516
                                                   -----------      -----------
                                                    45,645,817       31,723,106

Deferred Development Costs                           1,144,474          632,251
Capital Assets                                       5,255,550        7,038,578
Investment in Associated Company                       678,128          447,556
Goodwill                                             1,635,115        1,230,486
                                                   -----------      -----------
                                                    54,359,084       41,071,977
                                                   ===========      ===========

LIABILITIES
Current Liabilities
Accounts payable                                    35,761,670       22,200,451
Accrued liabilities                                  1,939,153        1,264,920
Finance facility                                     7,028,684        7,294,423
Rental finance liability                                    --        1,075,428
Current portion of long-term debt                      198,353          363,913
                                                   -----------      -----------

Long-Term Debt                                       2,070,224        2,826,840
                                                   -----------      -----------
                                                    46,998,084       35,025,975

SHAREHOLDERS' EQUITY
Share Capital                                        6,906,721        5,367,730
Foreign Currency Translation Reserve                (1,104,541)      (1,177,105)
Retained Earnings                                    1,558,820        1,855,377
                                                   -----------      -----------
                                                     7,361,000        6,046,002
                                                   -----------      -----------
                                                    54,359,084       41,071,977
                                                   ===========      ===========

Signed on behalf of the Board


-------------------------               -------------------------
Director                                Director

BROCKER TECHNOLOGY GROUP LTD
CONSOLIDATED STATEMENT OF EARNINGS
AS AT SEPTEMBER 30, 1999 AND 1998

                                                            1999            1998
                                                               $               $

Revenue                                               74,233,131      64,099,951
Cost of Goods Sold                                    64,667,335      55,915,355
                                                     -----------     -----------
Gross Margin                                           9,565,796       8,184,596

Operating Expenses
Depreciation and amortisation                            765,675         818,103
Net income expense                                       544,347         580,390
Salaries and commissions                               4,950,463       3,390,896
Other operating expenses                               3,384,553       2,532,250
                                                     -----------     -----------

Total operating expenses                               9,645,038       7,321,639
                                                     -----------     -----------

Operating Income                                         (79,242)        862,957

Equity accounted losses of associated company             45,720          59,680
                                                     -----------     -----------

Income before Income Tax Provision                      (124,962)        803,277

Income Tax Provision                                      22,950         303,140
                                                     -----------     -----------
Net Earnings for the period                             (147,912)        500,137
                                                     ===========     ===========

BROCKER TECHNOLOGY GROUP LTD
CONSOLIDATED STATEMENT OF RETAINED EARNINGS
AS AT SEPTEMBER 30, 1999 AND 1998

                                                            1999            1998
                                                               $               $

Retained Earnings, Beginning of the period             1,706,732       1,355,240

Net Earnings for the period                             (147,912)        500,137

Discount on redemption of preferred shares                    --              --

Preferred dividends paid                                      --              --
                                                      ----------      ----------
Retained Earnings, End of the period                   1,558,820       1,855,377
                                                      ==========      ==========



BROCKER TECHNOLOGY GROUP LTD
MOVEMENTS IN FOREIGN CURRENCY TRANSLATION RESERVE
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                           1999            1998
                                                              $               $

Beginning of the period                                (799,084)       (881,364)

Difference arising on the translation of
  foreign operations                                   (305,457)       (295,741)
                                                     ----------      ----------
End of the period                                    (1,104,541)     (1,177,105)
                                                     ==========      ==========

BROCKER TECHNOLOGY GROUP LTD
CONSOLIDATED CASH FLOW STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                               1999           1998
                                                                  $              $
Cash flows from operating activities
Receipts from customers                                  74,299,551     60,882,946
Payments to suppliers and employees                     (73,795,105)   (36,721,438)
Interest paid                                              (544,347)      (865,714)
Taxation paid                                              (155,278)      (191,346)
                                                        -----------    -----------
Cash flows from operating activities                       (195,179)     3,104,448

Cash flows from investing activities
Purchase of capital assets                                 (396,978)    (3,723,298)
Investment in associated company                           (147,098)      (251,701)
Acquisition of subsidiaries                                 (33,831)      (288,700)
                                                        -----------    -----------
Cash flows from investing activities                       (577,907)    (4,263,699)

Cash flows from financing activities
Proceeds from the issue of share capital                  1,145,000             --
Proceeds from mortgage finance raised                            --      2,230,356
Repayment of mortgage principle                            (124,267)            --
                                                        -----------    -----------
Cash flows from financing activities                      1,020,733      2,230,356
                                                        -----------    -----------
Net Increase in cash equivalents                            247,647      1,071,105

Cash at the beginning of the year                           (55,433)       205,365

Translation of cash equivalents to reporting currency         2,539          6,569
                                                        -----------    -----------
Cash at the End of the period                               194,753      1,283,039
                                                        ===========    ===========

BROCKER TECHNOLOGY GROUP LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


1    BASIS OF PRESENTATION

     Brocker Technology Group Ltd, the Company, was incorporated under the Business Corporation Act (Alberta) on November 25, 1993, and obtained its listing on the Alberta Stock Exchange on April 14, 1994.

     On February 28, 1998 the Company transferred its listing to the Toronto Stock Exchange.

     These financial statements have been prepared in accordance with the generally accepted accounting principles of Canada.

2    SIGNIFICANT ACCOUNTING POLICIES

a)   Principles of Consolidation

     The consolidated financial statements include the financial statements of the Company and all of its subsidiary companies since the dates of their acquisition. Its wholly owned subsidiaries, all of which are consolidated using the purchase method, are as follows:

     Brocker Investments (Australia) Pty Limited
     Brocker Technology Group (NZ) Limited
     Easy PC Computer Rentals Limited
     Image Craft Australia Pty Limited
     Image Craft Limited (formerly NZ Online Limited)
     Industrial Communications Service Limited
     Northmark Technologies Limited
     Photo Magic Limited
     Powercall Technologies Limited
     Pritech Australia Pty Limited
     Pritech Corporation Limited
     Sealcorp Australia Pty Limited (formerly TGE Pty Limited)
     Sealcorp Computer Products Limited
     Sealcorp Telecommunications Group Limited
     Tech Support Limited
     1 World Systems Limited (formerly Microchannel Limited)

     During the 1998 Brocker Technology Group (NZ) Ltd took a 20% founding shareholding in Highway Technologies Limited. This investment has been recorded using the equity method.

     During 1999 Industrial Communications Service Limited took a 40% shareholding in Eftpos Corporation Limited. The results of this company are not material to the Group.

BROCKER TECHNOLOGY GROUP LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


2    SIGNIFICANT ACCOUNTING POLICIES (Continued)

b)   Goodwill

     The excess of cost over the fair value of identifiable net assets of subsidiaries acquired is recorded as goodwill and is amortised on a straight-line basis over its estimated useful life, considered to be five to ten years. On an ongoing basis, management reviews the valuation and amortisation of goodwill taking into consideration any events and circumstances which might have impaired the fair value.

     Where an acquisition price is contingent on a future event or events, no goodwill is recognised until the final acquisition price can be reasonably determined.

c)   Foreign Currency

     Foreign currency transactions are recorded in the exchange rates in effect at the date of settlement.

     The financial statements of foreign operations are translated to Canadian dollars using weighted average exchange rates for the period for items included in the statement of earnings, period end rates for assets and liabilities included in the balance sheet and historical rates for equity transactions. The cumulative translation adjustment represents the deferred foreign exchange gain or loss on the translation of the financial statements.

d)   Inventories

     Inventories principally comprise finished goods and are carried at the lower of cost and net realisable value. Cost is determined on a weighted average or first in first out basis.

e)   Capital Assets

     Capital assets are recorded at cost. Depreciation is calculated on a declining balance basis (except for leasehold improvements where a straight line basis is used) using the following rates:

     Land                                                        0%
     Buildings                                                   2%
     Office equipment                                           20%
     Vehicles                                            20 and 26%
     Furniture and fixtures                                     20%
     Computer hardware                                    20 to 30%
     Computer software                                     30 - 40%
     Plant and Equipment                                   20 - 26%
     Leasehold improvements                            1 to 4 years
     Computer hardware held for rental                 2 to 3 years

f)   Revenue recognition

     The Company earns substantially all of its revenue for the sale and delivery of products to its customers. Revenue is recorded when the products are shipped to customers.

BROCKER TECHNOLOGY GROUP LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


2    SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)   Research and development expenditures

     Research costs, other than capital expenditures, are expensed as incurred. Development costs are expended as incurred unless they meet the criteria under generally accepted accounting principles for deferral and amortisation. Deferred development costs are amortised over the life of the developed product, currently a maximum of three years.

h)   Deferred Income Taxes

     The Company follows the deferral method of income tax allocation such that deferred income taxes are recognised when income and expense items are reported for income tax purposes in years different from those in which they are recorded for financial reporting purposes.

i)   Use of estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3    ACQUISITIONS

     During the six months to September 30, 1999 Brocker Technology Group (NZ) Limited acquired the net assets of Tech Support Limited for a total cash consideration of NZ$45,000. Tech Support Limited offers technical support and advise to a wide range of customers in Auckland, New Zealand.

     No additional amounts are payable in respect to this acquisition. The purchase price may, however, be reduced in the event certain warranties made be the Vendors do not eventuate.

     The acquisition has been accounted for using the purchase method. Net assets acquired and consideration paid are as follows:

     Net current assets                                     37,470
     Capital assets                                          9,555
     Net current liabilities                               (22,822)
     Goodwill attributed                                     9,628
                                                           -------
     Consideration paid                                     33,831

4    CAPITAL ASSETS

     During the 1998 Brocker Technology Group (NZ) Limited have acquired new premises in Auckland, New Zealand. The $2.6M purchase price of this property has been acquired by way of mortgage finance of $2,292,000.

BROCKER TECHNOLOGY GROUP LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


5    DEFERRED DEVELOPMENT COSTS

     As at September 30, 1999 development costs of $1,144,474 had been capitalised. These costs principally relate to the development of software applications.

6    INVESTMENT IN ASSOCIATED COMPANY

     During 1998 Brocker Technology Group (NZ) Limited took a 20% founding shareholding on Highway Technologies Limited. This Company has developed new technology capable of providing transport and highway management, operation and funding solutions.

     In addition to the investment, Brocker Technology Group (NZ) Limited has entered an agreement to loan Highway Technologies Limited funds during the Company's establishment phase up to a maximum of NZ$1.5M. Interest is payable on these funds at 30% per annum. As at September 30, 1999 amounts advanced to Highway Technologies Limited amounted to NZ$963,172.

7    INDEBTEDNESS

(a)  The components of indebtedness are follows:

     Mortgage finance liability                                  2,139,237

     Less current portion                                         (184,821)
                                                                 ---------
                                                                 1,954,416

     Capital lease obligations payable in New Zealand
     dollars, with interest rates ranging from 6.6% to
     14.5% per annum, collateralised by related assets,
     payable over 1 to 3 years                                      76,715

     Less current portion                                          (13,532)
                                                                 ---------
                                                                    63,183

     An unsecured term liability repayable in NZ$                   52,625
                                                                 ---------
                                                                 2,070,224
                                                                 =========

(b) Since the year end Sealcorp Computer Products Limited, Sealcorp Telecommunications Group Limited and Sealcorp Australia Pty Limited (all subsidiaries of the Company) have successfully renegotiated their financing arrangements. A new NZ$20M financing facility, secured by a registered first debenture over the assets and undertakings of these companies, replaces the previous facility, of similar terms, which was terminated during the period.

BROCKER TECHNOLOGY GROUP LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999 AND 1998


SHARE CAPITAL

Authorised

Unlimited number of common shares
Unlimited number of Preferred Shares
10,000,000 Series A Preferred Shares 6 1/2% cumulative

Issued and outstanding                       1999                1998
                                                $                   $

Common shares                           5,339,125           1,890,548
Series A Preferred                      1,609,365           3,043,049

          Less: Share issue costs         (41,769)            (41,769)
                                        ---------           ---------
                                        6,906,721           4,891,828

As at September 30, 1999 there were 1,583,875 shares are being held in escrow pursuant to Escrow Agreement which provide for the release of such shares on a performance basis.

                                  SCHEDULE 4(m)
                           AGENTS FOR THE CORPORATION

          AGENT                              COMMISSION          OPTIONS
          -----                              ----------          -------

HSBC SECURITIES (CANADA) INC.                $21,875.00          10,000
GOEPEL McDERMID INC.                          $7,000.00           3,200
MERRILL LYNCH CANADA INC.                     $3,500.00           1,600
SCOTIA McLEOD INC.                           $14,000.00           6,400
NATIONAL BANK FINANCIAL                       $3,500.00           1,600
WOOD GUNDY                                    $5,250.00           2,400
RBC DOMINION SECURITIES                       $7,000.00           3,200
GARY COOPER                                  $15,750.00              --
MORTEN BORCH                                $109,375.00              --
                                           ------------          ------
                                           $187,250,000          28,400
                                           ============          ======

                                 SCHEDULE 4(ff)

                                                             Intellectual [LOGO]
                                                                 Property Office
                                                                  of New Zealand
                                                                  To [ILLEGIBLE]

                     CERTIFICATE OF TRADE MARK REGISTRATION

                                 Number 310570


                                     [LOGO]
                                     Telco


     (II) proposed to be used by the proprietor(s), (being the applicant)

     310570: Filed in New Zealand 4 June 1999. Class 9: cellular accessories. SEALCORP TELECOMMUNICATIONS GROUP LTD, Brocker Technology Park, 17 Kahika Road, Beach Haven, (PO Box 99-222), Auckland, New Zealand, Address for
     Service: Brocker Technology Park, 17 Kahika Road, Beach Haven, (PO Box 99-222), Auckland, NZ

I hereby certify that, pursuant to the New Zealand Trade Marks Act 1953, that this Trade Mark No. 310570 was advertised in Journal No. 1443 issued on 30 August 1999 and has been registered in Part A, on 20 December 1999 with effect from 4 June 1999.

                                 SCHEDULE 6(h)

                         BROCKER TRECHNOLOGY GROUP LTD.

                 Public Offering of 1,800,000 Special Warrants

                                 CLOSING AGENDA


PRE-CLOSING         5:00 p.m. (Toronto time) January 20, 2000

CLOSING TIME:       10:00 a.m. (Toronto time) January 21, 2000

PLACE:              Stikeman Elliott
                    Suite 5300 Commerce Court West
                    Toronto, Ontario

PARTIES:            Brocker Technology Group Limited ("Corportion")
                    represented by:

                    Michael Ridgway

                    Thomson Kernaghan & Co. Limited ("Thomson Kernaghan") represented by:

                    Lionel Conacher
                    Darren Wallace

                    Montreal Trust Company of Canada ("Montreal Trust") represented by:

                    Tina Vitali
                    Donata Konigsberg

                    Chamberlain Hutchison ("Chamberlain")
                    represented by:

                    Andrew J. Chamberlain

                    Stikeman Elliott ("Stikeman")
                    represented by:

                    Daniel H. Thomson

DEFINE TERMS

Any term not otherwise defined herein shall have the menaing attributed thereto in the Agency Agreement dated January 21, 2000 between the Corporation, and Thomson Kernaghan.

ESCROW

All deliveries and all payments described below in the Section entitled "Closing" shall be held in escrow until: (a) all such deliveries and payments have been delivered and made to the satisfaction of the parties to whom the deliveries or payments are to be deliverd or made; and (b) all parties have agreed to terminate the escrow. Upon both of such events occurring, the documents and payments shall be deemed to be released in the order, in the manner and to the parties as set forth in this Closing Agenda. In the event that the conditions specified in clauses (a) and
(b) above are not met on or before 4:30 p.m. (Toronto time) on the Closing Date, or as such other time as the parties may agree, all deliveries and payments shall be returned to the party tabling the same.

The docments noted below will be made available at Closing in the appropriate number of counterparts or copies for Standard Delivery. The term "Standard Delivery" indicates that an original of the document shall be delivered to all parties involved. Certain of the documents have been delived to the Corporation, Thomas Kernaghan, Chamberlain Hutchison, Stikeman Elliott and any other personal party thereto


       DOCUMENT                              TABLED BY         DELIVERED TO

A.     Pre-Closing

A-1    Engagement Letter between the         Chamberlain       Standard Delivery
       Corporaiton and Thomson Kernaghan
       including the Term Sheet

A-2    Copies of correspondence to           Chamberlain       Standard Delivery
       the TSE seeking conditional
       listing

A-3    Copies of TSE price protection        Chamberlain       Standard Delivery
       and conditional listing approval

B.     Closing

I      Corporate Authority

B-1    Certified Copy of Directors'          Corporation       Standard Delivery
       Resolution authorizing, among other
       things, Agency Agreement, Special
       Warant Indenture, Special Warrants;
       agent's special option, agent's
       option, allotment of underlying
       Common Shares (including penalty
       shares); appointment of Special
       Warrants Trustee; TSE listing
       applicaitons; execution of
       documentation

B-2    Certified Copy of Articles and        Corporation       Standard Delivery
       By-laws of the Corporation

B-3    Certificate of Incumbency             Corporation       Standard Delivery

B-4    Certificate of Status for             Corporation       Standard Delivery
       Corporation

B-5    Certificate of the Corporation        Corporation       Standard Delivery
       as a reporting issuer not in
       default pursuant to Securities
       Acts of Alberta and Ontario

B-6    Confirmation by Montreal Trust        Montreal Trust    Thomsan Kernaghan
       of outstanding shares and other                         Standard Delivery
       rights as of the close of
       business on the Closing Date

II     Special Warrant Trustee

B-7    Certified copies of By-laws and       Montreal Trust    Standard Delivery
       resolutions Montreal Trust of
       Montreal Trust with respect to
       signing and certifying authority
       together with specimen signatures

B-8    Special Warrant Indenture             Corporation       Standard Delivery

B-9    Specimen Special Warrant              Corporation       Standard Delivery
       Certificate

III    Opinions and Supporting Documents

B-10   Officer's Certificate                 Corporation       Standard Delivery

B-11   Opinion of Chamberlain addressed      Chamberlain       Standard Delivery
       to Thomson Kernaghan and each of
       the Purchasers

B-12   Opinion of local counsel addressed    Local counsel     Standard Delivery
       to Thomason Kernaghan and each of
       the Purchasers in:
       a)B.C.
       b)Ontario
       c)Newfoundland
       d)California

B-12A  Opinion of Chamberlain to MTCC        Chamberlain       Original to MTCC
                                                               Standard Delivery
                                                               of Copies

IV     Purchase of Special Warrants

B-13   Executed Agency Agreement,            Thomson Kernaghan Standard Delivery
       together with form of Agent's
       Special Option certificate and
       Agent's Option certificate

B-14   Executed Subscription Agreements      Thomson Kernaghan Standard Delivery
       and private placement                 Corporation
       questionnaries and undertakings

B-15   List of Purchasers together with      Thomson Kernaghan Standard Delivery
       registration details from Thomson     Chamberlain
       Kernaghan and Chamberlain
       Hutchison

B-16   Direction form the Corporation        Corporation       Standard Delivery
       to pay gross proceeds of the

       Offering received from Thomson
       Kernaghan subscribers (plus 6
       others) less commission and
       Stikeman legal fees

B-17   Cheque for net proceeds realized      Thomson Kernaghan Standard Delivery
       from the sale of Special Warrants

B-18   Receipt of Corporation of net         Corporation       Thomson Kernaghan
       proceeds to Thomson Kernaghan                           (originals)
                                                               Standard Delivery
                                                               (copies)

B-19   Receipt of Thomson Kernaghan          Thomson Kernaghan Corporation
       for commissions                                         (original)
                                                               Standard Delivery
                                                               (copies)

B-20   Acknowledgement of Corporation        Corporation       Standard Delivery
       to Thomson Kernaghan of all
       Thomson Kernaghan subscribers
       for Special Warrants paid in full

B-21   Intentionally Deleted

B-22   Intentionally Deleted

B-23   Direction of Corporation as to        Corporation       Montreal Trust
       registration of all Special                             (originals)
       Warrant Certificates                                    Standard Delivery
                                                               (copies)

B-24   Special Warrant Certificates          Corporation       Thomson Kernaghan
       registered in the name of each        Montreal Trust    (originals)
       Subscriber                                              Standard Delivery
                                                               (copies)

B-25   Receipt of Corporation on behalf      Corporation       Montreal Trust
       of Presidents' list subscribers                         (orignals)
       for Special Warrant Certificates                        Standard Delivery
       relating to the President's List                        (copies)
       Subscriptions

B-26   Receipt of Thomson Kernaghan on       Thomson Kernaghan Montreal Trust
       behalf of the Thomson Kernaghan                         (original)
       Purchasers for Special Warrant                          Standard Delivery
       Certificates                                            (copies)

B-27   Executed Agent's Special Option       Corporation       Thomson Kernaghan
       Certificate in favour of Thomson                        (originals)
       Kernaghan                                               Standard Delivery
                                                               (copies)

B-28   Receipt for Executed Agent's          Thomson Kernaghan Thomson Kernaghan
       Special Option Certificate                              (originals)
                                                               Standard Delivery
                                                               (copies)

B-29   Undertaking of Corporation to         Corporation       Thomson Kernaghan
       deliver Agent's Options to                              (originals)
       sub-agents responsible for President's                  Standard Delivery
       Warrant subscriptions                                   (copies)

C.     Matters to be compedted after Closing

C-1    Press Release                         Corporation       Standard Delivery

C-2    Material Change Reports for           Corporation       Standard Delivery
       Ontario and Alberta

C-3    Notice of Closing to TSE              Corporation       Standard Delivery
       - covering letter
       - corporation's confirmation
       - special warrant indenture
       - special warrant certificate
       - sample subscription agreement
       - executed Questionnaires and Undertakings
       - opinion
       - executed agency agreement
       - listing fee $5911.95 including GST

C-4    Filing of Form 20 or equivalent       Corporation       Standard Delivery
       in each Qualifying Province and
       payment of relevant fees

C-5    Preparation and filing of             Corporation       Standard Delivery
       Prospectus

C-6    Evidence of Payment of                Corporation       Standard Delivery
       Corporation to each sub-agent's
       commission

C-7    Copy of executed special option       Corporation       Standard Delivery
       certificate in favour of each
       sub-agent up to an aggregate total of
       options to ultimately acquire
       30,000 common shares

C-8    Receipt from each sub-agent re:       Corporation       Standard Delivery
       commission and special option
       certificate